LEASE AGREEMENT

                               TAMPA MEDICAL TOWER

                                 TAMPA, FLORIDA



            LANDLORD:        MLK-TAMPA ASSOCIATES, LLC
            TENANT:          NANOBACLABS, LLC
            BUILDING:        TAMPA MEDICAL TOWER
            SUITE:           850
            SQ. FT:          5,593 RENTABLE SQUARE FEET
            TERM:            SIXTY (60) MONTHS

                                TABLE OF CONTENTS
Item                                                                       Page
------------------------------------------------------------------------------
1.       PREMISES AND TERM                                                   1
2.       RENT                                                                2
3.       REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES         3
4.       DELIVERY OF THE PREMISES                                            6
5.       ACCEPTANCE OF THE PREMISES                                          6
6.       USE                                                                 6
7.       CARE OF THE PREMISES                                                6
8.       SERVICES                                                            8
9.       DESTRUCTION OR DAMAGE TO PREMISES`                                  9
10.      DEFAULT BY TENANT; LANDLORD'S REMEDIES                             10
11.      ASSIGNMENT AND SUBLETTING                                          12
12.      CONDEMNATION                                                       14
13.      INSPECTIONS                                                        14
14.      SUBORDINATION                                                      15
15.      INDEMNIFICATION AND HOLD HARMLESS                                  16
16.      TENANT'S INSURANCE                                                 16
17.      REMEDIES CUMULATIVE                                                17
18.      ENTIRE AGREEMENT - NO WAIVER                                       17
19.      HOLDING OVER                                                       17
20.      NOTICES                                                            17
21.      HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES                           17
22.      ATTORNEY'S FEES                                                    18
23.      TIME OF THE ESSENCE                                                18
24.      NO ESTATE IN LAND-                                                 18
25.      SECURITY DEPOSIT                                                   18
26.      COMPLETION OF THE PREMISES                                         19
27.      PARKING AND ACCESS AREAS                                           19
28.      RULES AND REGULATIONS                                              19
29.      RIGHT TO RELOCATE                                                  19
30.      LATE PAYMENTS - ACCORD AND SATISFACTION                            20
31.      ESTOPPEL CERTIFICATE                                               20
32.      SEVERABILITY AND INTERPRETATION                                    20
33.      MULTIPLE TENANTS                                                   20
34.      FORCE MAJEURE                                                      20
35.      QUIETENJOYMENT                                                     21
36.      BROKERAGE COMMISSION; INDEMNITY                                    21

37.      EXCULPATION OF LANDLORD                                            21
38.      ORIGINAL INSTRUMENT                                                21
39.      APPLICABLE LAW                                                     21
40.      NO RECORDATION OF LEASE                                            21
41.      HAZARDOUS WASTES                                                   21
42.      BANKRUPTCY                                                         22
43.      SIGNS                                                              25
44.      CONTROL OF COMMON AREAS AND PARKING FACILITIES                     25
45.      NO SMOKING                                                         25
46.      PRIOR OCCUPANCY                                                    26
47.      INTENTIONALLY DELETED                                              26
48.      LEASE BINDING UPON DELIVERY                                        26
49.      SPECIAL STIPULATIONS                                               26
50.      HEADINGS                                                           26
51.      SURRENDER OF LEASE NOT MERGER                                      26
52.      MORTGAGEE PROTECTION                                               26
53.      INTERFERENCE                                                       26
54.      NO PARTNERSHIPS                                                    27
55.      ADA                                                                27
56.      USE OF PRONOUN, RELATIONSHIP                                       27
57.      SURRENDER                                                          27
58.      WAIVER OF JURY TRIAL                                               27
59.      NO THIRD PARTY BENEFICIARY                                         27
60.      FLORIDA SALES TAX                                                  27
61.      RADON GAS                                                          27
63.      TENANT SHALL DISCHARGE ALL LIENS                                   28
63.      REPRESENTATIONS OF TENANT                                          28
64.      RIGHT OF FIRST OFFER                                               28

Exhibit "A" - Space Plan of Premises
Exhibit ".B" - Legal Description of Land
Exhibit "C" - Rules and Regulations
Exhibit "D" - Work Agreement
Exhibit "E" - Prohibited Use of Premises
Exhibit "F" o Special Stipulations
Exhibit "G" - Building Standard Services
Exhibit "H" - Parking Regulations for Property
Exhibit "I" - First Offer Space

                                   DEFINITIONS


Term                                                                  Paragraph
-------------------------------------------------------------------------------
ADA                                                                          54
Additional Rental                                                   Exhibit "D"
Adjusted Monthly Rental                                                    2(b)
Allowance                                                           Exhibit "D"
Bankruptcy Code                                                               2
Base Rent                                                                     2
Building                                                                   1(b)
Building Operating Hours                                            Exhibit "G"
Building Standard Services                                          Exhibit "G"

Commencement Date                                                          1(c)
Common Areas                                                                 44
Expiration Date                                                            1(c)
Hazardous Substances or Materials                                            41
Holidays                                                            Exhibit "G"
Initial Calendar Year                                                      3(a)
Initial Monthly Rental                                                     2(a)
Initial Operating Costs                                                    3(a)
Insolvency Laws                                                              42
Landlord                                                                Caption
Lease                                                                   Caption
Lease Year                                                                 1(d)
Monthly Rental                                                                2
Mortgagee                                                                 14(a)
Operating Costs                                                            3(b)
Premises                                                                   1(a)
Property                                                                   1(e)
Rent                                                                          2
Rentable Square Foot (Feet)                                                1(b)
Rules                                                         6 and Exhibit "F"
Scheduled Commencement Date                                                   4
Services                                                                     37
Tenant                                                                  Caption
Tenant's Share                                                             3(c)
Term                                                                        (c)
Work Agreement                                                                4

                                 LEASE AGREEMENT

--------------------------------------------------------------------------------

THIS LEASE AGREEMENT (the "Lease"), made this _____ day of_____________, 2002, by and between MLK-TAMPA ASSOCIATES, LLC ("Landlord") a limited liability company created under the laws of the State of Delaware which has as its address for all purposes hereunder as follows:

                           MLK-Tampa Associates, LLC
                           c/o Alliance Commercial Partners, LLC
                           165 South Union Boulevard
                           Suite 380
                           Lakewood, CO S0228
                           Attn: Douglas McCormick

and NANOBACLABS, LLC ("Tenant"), which has as its address:

                           10330 N. Dale Mabry
                           Suite 226
                           Tampa, Florida 33618

                                   WITNESSETH:

1.    PREMISES AND TERM

      (a) Landlord hereby rents and leases to Tenant, and Tenant hereby rents and leases from Landlord, the following described space (the "Premises"):

                  Floor:            Eighth (8)
                  Suite:            850
                  Square Feet:      5,593 rentable square feet
                  Tenant's Share:   5.43%
                  (subject to re-calculation pursuant to Section 3(c))

      (b) The Premises are more particularly shown and outlined on the space plans attached hereto as Exhibit "A", and made a part hereof, designated as Suite 850 in the building (the "Building") known as the Tampa Medical Tower having an address of 2727 W. Martin Luther King Jr. Boulevard. Tampa, Florida. For all purposes under this Lease, Landlord and Tenant have agreed that the Premises shall be deemed to include 5,593 rentable square feet of area (including both Tenant's exclusive usable area contained in the Premises and common areas in the Building attributable to Tenant's usable area). Landlord and Tenant acknowledge to each other that each party has had the opportunity to measure the square footage contained in the Premises and waive any claims after the date of this Lease to adjust the rental or amounts due under this Lease resulting from any error in the measurement of the square footage of the Premises or the Building.

      (c) The term of this Lease (the "Term") shall commence (the "Commencement Date"), subject to the provisions of Paragraph 4 herein, on the earlier of (i) June 1, 2002 (the "Scheduled Commencement Date") or (ii) the date on which Tenant occupies the Premises for the purposes of conducting it's business, and end at midnight on the last day of the month in which the fifth
(5th) anniversary of the Commencement Date occurs (the "Expiration Date") or on such earlier date as the Term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law. This Lease shall be effective and enforceable between Landlord and Tenant upon its execution and delivery, whether such execution and delivery occurs on, prior to, or after me Commencement Date,

      (d)   "Lease  Year" as used  herein  shall mean (i) each and every  twelve
(12) month period during the Term of this Lease, or (ii) in the event of Lease expiration or termination, the period between the end of the then most recently completed twelve (12) month period and said expiration or termination. The first such twelve (12) month period shall commence on the Commencement Date.

      (e) The Building and land upon which said Building is located, described on Exhibit "B". attached hereto and by reference incorporated herein, is referred to as the "Property". Other than for that driveway shown on "Exhibit B-l", all drives, parking areas, parking lots, parking facilities, walkways, terraces and landscaped areas that shall be used and maintained in connection with the Building that are contiguous to the Property whether in fact located within the boundaries of the Land for purposes of this Lease shall be included in the definition of "Property".

      (f) Subject to the terms herein provided, the Premises shall include the appurtenant right to use, in common with others, on a non-exclusive basis, public lobbies, entrances, stairs, corridors, elevators, all drives, parking areas, parking lots and other public portions of the Property, All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved to .Landlord. No easement for light, air or view, is granted or implied hereunder, and the reduction or elimination of Tenant's light, air or view will not affect Tenant's liability under this Lease.

2.    RENT

      Rent Commencement shall occur on June 1, 2002. Tenant shall pay to the order of Landlord at Landlord's address as set forth above or at such other place as Landlord may designate in writing, without demand, deduction or set off, an annual rental for each year of the Term in the amounts set forth hereinbelow (the "Base Rent"):


LEASE YEAR                                BASE ANNUAL RENT                      BASE MONTHLY RENT
----------------------------------        -----------------------------------   -------------------
Months one (I) through twelve (12)        $103.470.05 (i.e. $18.50              $8,622.54 per month
following the Commencement Date:          per rentable square foot per annum)

Months thirteen (13) through              $106,267.00 (i.e. $19.00              $8,855.83 per month
twenty-four (24) following the            per rentable square foot per annum)
Commencement Dale;

Months twenty- five (25) thirty-six       $109,063.50 (i.e. $19.50              $9,088.63 per month
(36) following the Commencement Date:     per rentable square foot per annum)
through the original
Expiration Date:

Months thirty-seven (37) through          $111,860.00 (i.e. $20.00              $9,321.67 per month
forty-eight (48) following the            per rentable square foot per annum)
Commencement Date:

Months forty-nine (49) through the        $114,656.50 (i.e. $20.50              $9,554.71 per month
original Expiration Date:                 per rentable square foot per annum)


      Base Rent shall be due and payable in equal monthly installments (the "Monthly Rental") in advance on the first (1st) day of each calendar month during the Term, except that the first (1st) month payment of Base Rent shall be payable at the Tenant executes this Lease. The term "Rent" as used herein shall mean the Monthly Rental, "Additional Rent" (as that term is herein defined) and any additional amounts or charges due from Tenant hereunder. Together with each payment of Rent, Tenant shall pay directly to Landlord all applicable state and local sales and use taxes thereon.

      Should this Lease commence at any time other than the first day of a calendar month, or terminate at any time other than the last day of a calendar month, the amount of Rent due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect,

      At all times that Landlord shall direct Tenant to pay Monthly Rental or Additional Rental to a "lockbox" or other depository whereby checks issued in payment of Rent are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (I) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period. Landlord shall not have refunded (or attempted to refund) such payment lo Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent if and for so long as Tenant shall timely pay the rent required pursuant to this Lease in the manner designated by Landlord.

3.    REIMBURSEMENT FOR INCREASES IN OPERATING EXPENSES AND TAXES

      (a) The Monthly Rental provided for herein is based, in part, upon Landlord's estimate of "Operating Costs," as hereinafter defined. The "Initial Operating Costs" arc stipulated to be the Operating Costs for the calendar year 2002 (the "Initial Calendar Year").

      (b) The Term "Operating Costs" shall mean all reasonable and customary operating expenses of the Building and of the common areas of the Property ( consistant with other comparible medical office buildings in the metro Tampa area), all of which shall be computed on a modified cash basis and which shall include all expenses, costs, and disbursements of every kind and nature, which Landlord (i) shall pay; or (ii) become obligated to pay in connection with the ownership, operation, management, maintenance, repair, replacement and security of the Building, including but not limited to the following:

            (i) Wages and salaries of all employees engaged in the operation and maintenance of the Building and the common areas, including, but not limited to, taxes, insurance and benefits relating thereto;

            (ii)  All  supplies  and   materials   used  in  the  operation  and
maintenance of the Building and the common areas;

            (iii) Cost of water, sewage, trash removal, janitorial services, electricity and other utilities furnished in connection with the operation of the Building and the common areas;

            (iv) Cost of all service agreements and maintenance for the Building, the common areas and/or the Property and/or the equipment therein, including, but not limited to, trash removal, security services, alarm services, window cleaning, janitorial service, HVAC maintenance, elevator maintenance, and grounds maintenance;

            (v) Cost of all insurance relating to the Property including, but not limited to, the cost of casualty and liability insurance applicable to the Property and Landlord's personal property used in connection therewith;

            (vi) All taxes (ad valorem and otherwise), assessments, and governmental charges whether federal, state, county, or municipal, and whether by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes (other than federal and state income taxes) and assessments attributable to any portion of the Building or its operation or any Rent or any personal property in connection with the operation of the Building, and any reasonable consultants and legal fees incurred with respect to issues, concerns or appeals involving the taxes or the Building;

            (vii) Cost of repairs and general maintenance of the interior and exterior of the Building (including, but not limited to, glass breakage).

            (viii)Cost of management fees for general operation and management of the Building, which service may be provided by an affiliated company or subsidiary of Landlord, provided that such management fee shall not exceed the management fee paid for the management of comparable office buildings in the area of the Property for comparable services negotiated at arms length; and

            (ix) A reasonable amortization cost due to any capital expenditures incurred (i) which are incurred to have the effect of reducing or limiting Operating Costs of the Building, or improving the operating efficiency of the Building and the Properly, if such reduction or limitation would inure to Tenant's benefit, or (ii) which may be required by governmental authority or by Landlord's insurance carrier, or (iii) which are designed to protect or enhance the health, safety or welfare of the tenants in the Building or their invitees.

            (x) Cost of repairs, replacements, damages in respect to the Building incurred due to casualties or other causes to the extent uninsured including any deductible amounts.

            (xi) Cost of auditing and maintaining accounting books and records in respect to the Building. (xii) Cost of conducting any indoor air quality testing in any portions of the Building deemed necessary or desirable by Landlord, including regularly scheduled testing, and any costs incurred in connection with work arising out of the results of such tests or reports or the recommendations in such tests or reports.

            (xiii)Cost of the maintenance of any conference area or other area in the Building made available for the Tenant's use (in common with others).

      Landlord shall be permitted to contract with its affiliates for supplies, materials, and services used for the operation, maintenance, and management of the Building and the Property and its affiliates shall be permitted to subcontract for the acquisition of said supplies, materials, and services; provided, however, Landlord's payments to any affiliates for such supplies, services, and materials shall not exceed the costs normally charged by third parties for such supplies, materials, and services.

      Notwithstanding any provision herein to the contrary, to the extent that Landlord incurs any Operating Costs which are allocable to the Building but shall not be directly and allocable only to the Building or other building at the Property, then Landlord shall allocate such Operating Cost to the Building and the other buildings that such Operating Costs are allocable on a consistent basis determined by Landlord.

Expressly excluded from the definition of the term "Operating Costs" are;

            (i) Replacement of capital investment items (excepting those expenditures referred to above)

            (ii)  Landlord's home office expense;

            (iii) Leasing commissions;

            (iv) Reimbursements paid by specific tenants or other third parties for direct costs incurred at their request;

            (v)   Depreciation;

            (vi) Principal, interest, and other costs directly related to financing the Property;

            (vii) The cost of any repairs or general maintenance paid by the proceeds of insurance policies carried by Landlord on the Property;

            (viii)The wages and salaries of any supervisory or management employee of Landlord not involved in the day-to-day operation and maintenance of the Property.

      (c) The term "Tenant's Share" shall mean the portion mat the Rentable Square Feet in the Premises bears to the "Total Building Rentable Area" (as hereinafter defined)- Notwithstanding anything to the contrary contained herein, in the event the Total Building Rentable Area does not have an average occupancy of ninety-five percent (95%) during any calendar year, appropriate adjustments shal1 be made to determine Operating Costs as though the Building had been ninety-five percent (95%) occupied, but in no event shall Tenant ever be required to pay more than Tenant's Share of the determined Operating Costs. The average occupancy shall be determined by adding together the total leased space on the last day of each month during the calendar year in question and dividing by twelve (12), For purposes of this Lease, the Total Building Rentable Area is
103.079 square feet and the "Tenant's Share" equals 5.43%.

      (d) On or about January 31st of each calendar year after the Initial Calendar Year (or as soon thereafter as practical) Landlord shall provide Tenant with a comparison of the Initial Operating Costs and the projected Operating Costs for such current calendar year, and Tenant shall thereafter pay, as "Additional Rent", Tenant's Share of any excess of Landlord's projected Operating Costa in such calendar year over the Initial Operating Costs. Such projected increase in Operating Costs shall be payable in advance on a monthly basis by paying one-twelfth (l/12th) of such projected increase during each month of such respective calendar year. If Landlord has not furnished Tenant such comparison by January 1 of a calendar year after the calendar year immediately following the Initial Calendar Year, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such comparison is given. Landlord shall, within a period of one hundred twenty (120) days (or as soon thereafter as practical) after the close of each such respective calendar year following the Initial Calendar Year provide Tenant an unaudited statement of such year's actual Operating Costs compared to the Initial Operating Costs (such unaudited statement shall be herein referred to as the "Final Annual Statement of Operating Costs"). If the actual Operating Costs are greater than the projected Operating Costs as shown on the Final Annual Statement of Operating Costs, Tenant shall pay Landlord, within thirty (30) days of such statement's receipt. Tenant's Share of the difference thereof. If such year's projected Operating Costs are greater than the actual Operating Costs as shown on the Final Annual Statement of Operating Costs, Landlord shall credit Tenant, within thirty (30) days of such statement issuance. Tenant's Share of the difference between (he projected Operating Costs and the greater of actual Operating Costs or Initial Operating Costs. In no event, however, shall Tenant pay as Operating Costs an amount which is less than the Initial Operating Costs for the Initial Calendar Year.

      (c) Anything herein to the contrary notwithstanding, in no event shall the Monthly Rental as set forth in Paragraph 2(a) ever be reduced on account of Operating Costs.

      (f) Should this Lease commence at any time other than the first day of a calendar year, or terminate at any time other than the last day of a calendar year, the amount of Additional Rent due from Tenant shall be proportionately adjusted based on that portion of the year that this Lease was in effect.

      (g) Tenant shall have the right for a period of thirty (30) calendar days after receipt of the Final Annual Statement of Operating Costs to review Landlord's books and records with respect to actual annual Operating Costs for the period covered by the Final Annual Statement of Operating Costs. Such review shall take place in Landlord's manager's office in the Building or at such other place as designated by Landlord. Tenant shall give Landlord not less than five
(5) business days nor more than fifteen (15) business days written notice of the date on which Tenant intends to conduct such review. In the event Tenant either fails to give written notice or thereafter fails to complete such inspection within five (5) business days after the date for the inspection set forth in Tenant's written notice, then Tenant's right to review Landlord's books and records shall terminate on such 5th business day and the Final Statement of Operating Costs in question shall be binding on both Landlord and Tenant. The results of such review shall be for the benefit of Landlord and Tenant only, shall be maintained in confidence by Tenant, and shall not be disseminated or furnished to any other person or entity. Tenant may use certified public accountants familiar with office building operating expense billing procedures to aid Tenant in conducting the audit, but Tenant may not use any auditing services or similar consultants that are paid on a contingent fee basis or are owned by, affiliated with, employed by or related to any office building landlords or office building management companies or services.

      If, as a result of Tenant's review, Tenant claims that any particular items were incorrectly included as an Operating Costs under this Lease or Tenant claims any mathematical errors exist in the Final Statement of Operating Costs, Tenant may give written notice to Landlord within five (5) business days after the date of review.. Said notice may only contest Landlord's Final Statement of Operating Costs for the two (2) reasons included in this subparagraph (g) and said notice shall clearly reflect the reasons for the disagreement and the amount claimed by Tenant as owed from Landlord. Tenant and Landlord shall then meet in an effort to resolve the differences in their respective findings.

      If a resolution is not reached within thirty (30) business days of Tenant's written notice, then Landlord shall designate an independent certified public accountant to audit the actual annual Operating Expenses for the period in question. The findings of said accountant shall be binding on both the Landlord and Tenant.

      To the extent that the accountant's determination of Operating Expenses is less than ninety percent (90%) of the amount reflected on the Landlord's final statement, then Landlord shall bear the cost of the audit. Conversely, to the extent that the accountant's determination of the amount reflected on the Landlord's final statement is equal to or within ninety percent (90%) of said statement, then Tenant shall bear the cost of the audit.

      If as a result of such audit it is determined that the amount of Additional Rent due from Tenant shall be less than that shown due on the Landlord's statement. Landlord shall make such adjustments as necessary to correct such statement and Landlord shall refund to Tenant any over payments of Additional Rent made by Tenant.

      (h) Tenant's payments of Additional Rent shall not be deemed payments of base rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of rent which Landlord may charge Tenant for the Premises.

4.    DELIVERY OF THE PREMISES

      Landlord shall deliver possession of the Premises to Tenant in "as is" condition on April 18, 2002. Upon delivery of possession of the Premises by Landlord, Tenant will commence any Tenant Work, in accordance to the terms of the Lease. Upon completion of Tenant's Work, and Tenant's occupancy, Tenant shall execute and deliver an agreement confirming the Commencement Date and Expiration Date, which Agreement shall be in the form of Exhibit D Schedule 2. Notwithstanding the preceding, if no Work Agreement attached to this Lease, then Tenant shall be accepting the Premises "as-is", with Landlord not being required to do anything to the Premises prior to Tenant's occupancy other than to provide the same in a broom-clean condition.

5.    ACCEPTANCE OF THE PREMISES

      The taking of possession of any portion of the Premises by Tenant shall be conclusive evidence that Tenant has inspected the Premises and accepts the same "as is" and that said portion of the Premises and the Building are in good and satisfactory condition for the use intended at the time such possession was taken. Landlord represents to Tenant that the Premises are in compliance with all local codes and ordinances and all mechanical systems and other base operating systems are in good and satisfactory condition.

6.    USE

Tenant shall use the Premises only as a general office and for performing such examinations or procedures as are ordinarily and customarily performed in a general office but not for such examinations or procedures as are ordinarily and customarily performed in a hospital or clinic rather than a medical office, and for no other purpose. The foregoing notwithstanding, the Premises shall not be used for any of the purposes or uses described in Exhibit "E"; any illegal purposes; nor in any manner to create any nuisance or trespass; nor in any manner to vitiate the insurance or increase the rate of insurance on the Premises; nor for any invasive surgery or procedures. Tenant's use of the Premises shall not violate any ordinance, law or regulation of any governmental body or the "Rules and Regulations" of Landlord (the "Rules") as set forth in Exhibit "C" attached hereto and made a part hereof, or cause an unreasonable amount of use of any of the services provided in the Building. Tenant agrees, at its own expense, to promptly comply with any and all municipal, county, state and federal statutes, regulations, or requirements applicable or in any way relating to the use and occupancy of the Premises. Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged.

7.    CARE OF THE PREMISES

      (a)   Landlord's Repairs

      (i) Tenant agrees that no representations respecting the Premises or the Building, or the condition thereof, and that no promises to decorate, alter, repair or improve the Premises, either before or after the execution hereof, have been made by Landlord or its agents to Tenant, unless the same are expressly contained in this Lease (including the Work Agreement, if any).

      (h) Landlord shall maintain and repair (as an i tern of Operating Expense) only the common hallways and corridors, common rest rooms, main lobby area, heating, ventilating and air-conditioning systems, driveways and parking areas located on the Land, if any, the roof, foundation, floors and exterior walls and glass of the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs, after which Landlord shall have a reasonable time within which to repair same or cure such defect. Landlord's liability hereunder shall be limited only to the cost of correcting such defects or making such repairs. Notwithstanding Landlord's obligation to maintain and repair under this Section 7(a), Tenant shall reimburse Landlord for the repair of any damage caused by Tenant, or Tenant's employees, agents, contractors, invitees or licensees, or caused by Tenant's default hereunder.

            (iii) Notwithstanding any other pro visions herein. Landlord shall be responsible Lo Tenant for any damage occasioned by plumbing, electrical, gas, water, steam or other utility pipes, systems or facilities or by the bursting, stopping, leaking or running of any tank, sprinkler, washstand, water closet or pipes in the Building occasioned by water being upon or coming through or around the roof or any flashing, window, skylight, vent, door provided Tenant provides Landlord reasonable notice of such an event as soon as Tenant become aware of such problem. Landlord shall not be liable for any damage arising out of any acts or neglect of co-tenants, other occupants of the Building, occupants of adjacent property or the public.

      (b) Tenant's Repairs. Tenant will, at its sole cost and expense, maintain the Premises and the fixtures and appurtenances therein in good order, condition and repair, and will neither commit nor suffer any active or permissive waste or injury thereof. At all times. Tenant shall maintain the Premises in accordance with all laws, rules and regulations governing its occupancy of the Premises. Tenant's responsibilities in conjunction therewith shall include, but not be limited to maintain the Premises in a satisfactory condition and state of repair. All such repair work, maintenance and any alterations permitted by Landlord (I) shall be done at Tenant's sole cost and expense; (ii) shall be done by Landlord's employees or agents or, with Landlord's express written consent, by persons requested by Tenant; and (iii) shall first be consented to in writing by Landlord. Tenant shall, at Tenant's expense, with Landlord's express written consent, by persons requested by Tenant and consented to in writing by Landlord, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant's contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises. In the event any repairs are required to be made in or to the Premises as a result of the actions or inactions of Tenant, its agents, contractors, servants, employees, subtenant, concessionaires, licensees, invitees Or guests. Tenant shall be responsible for payment of all such repairs, which shall be made by Landlord or its contractors. If Tenant does not make repairs promptly and adequately. Landlord may, but need not, make repairs, and Tenant shall promptly pay the cost thereof as Rent in addition to the Base Rental and Additional Rent. Tenant shall pay Landlord as Rent in addition to the Base Rental and Additional Rent for overtime and for any other expense incurred in the event repairs, alterations, decorating or other work in the Premises are not made, at Tenant's request, during ordinary business hours. Upon expiration or other termination of me Term, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition as provided in this Lease, ordinary wear and tear excepted, and Tenant shall remove all of its property.

      (c) Alterations. Tenant will not, without Landlord's prior written consent, (which consent shall not be unreasonably withheld, make alterations, additions or improvements (including, but not limited to, structural alterations, additions or improvements) in or about the Premises and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property All alterations, additions or improvements of a permanent nature made or installed by Tenant to the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Landlord reserves the right to require Tenant, at Tenant's sole cost and expense, to remove any improvements or additions made to the Premises by Tenant and to repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty not caused by Tenant (or by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted, unless Landlord has agreed in writing, at or prior to the time Tenant requests the right to make such alteration, addition or improvement, that such item need not be removed by Tenant at the expiration or earlier termination of the Term

      (d)   Condition  of  Premises  on  Surrender  of  Premises.  Prior  to the
Expiration Date or upon any earlier termination of this Lease, Tenant, at Tenant's sole cost and expense, will remove all Tenant's personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises or the Building) in as good a condition as they were when delivered to Tenant at the beginning of the Term, reasonable wear and tear, insured casualty not caused by Tenant (by Tenant's contractors, subcontractors, customers, employees, licensees, agents or invitees permitted or invited [whether by express or implied invitation]) and condemnation excepted. All property of Tenant remaining in the Premises after expiration of the Term or earlier termination of this Lease shall be conclusively deemed to be abandoned, shall thereupon at the election of Landlord, become the property of Landlord and Landlord may remove and dispose of such property in any way Landlord sees fit without liability to Tenant. Tenant shall reimburse Landlord for the cost of removing and storing such abandoned property. The foregoing notwithstanding, Landlord shall continue to have the right (which shall survive termination or expiration of the Lease) to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to (b) above.

      (e) Contractors Doing Work. In doing any work related to the installation of Tenant's furnishings, fixtures, or equipment in the Premises, Tenant will use only contractors or workers consented to by Landlord in writing prior to the time such work is commenced- Landlord may condition its consent upon its receipt from such contractors or workers of acceptable (I) lien waivers; and (ii) evidence that such contractors have contractor's liability insurance with at least $1,000,000 coverage; automobile liability insurance with at least $1,000,000 coverage; and worker's compensation insurance in the statutory amounts required by the State of Florida which coverage shall be obtained from carriers satisfactory to Landlord. Landlord shall have the right to periodically review and modify the coverages required hereunder. Landlord and Landlord's property manager shall be named additional insureds on the policies required hereunder. Tenant shall within ten (10) days of filing promptly remove any lien or claim of lien for material or labor claimed against the Premises, the Building, or both, by such contractors or workers if such claim should arise, and Tenant shall and does hereby indemnify and hold harmless Landlord from and against any and all claims, loss, cost, damage, expense or liabilities including, but not limited to, reasonable attorney's fees, incurred by Landlord, as a result of or in any way related to such claims or such liens.

      (f) Personal Property at Risk. All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant. Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.

      (g) Landlord's Right to do Work. Landlord shall also have the right, at anytime, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefore, to reasonably change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, toilets or other public parts of the Property, and to reasonably close entrances, doors, corridors, elevators or other facilities.

8.    SERVICES

      Provided Tenant is in compliance with the terms and conditions of this Lease, Landlord shall furnish the services described in Exhibit "G". attached hereto and by reference made a part hereof (certain costs of which services shall be reimbursed to Landlord in accordance with Section 3 herein). Landlord will provide to Tenant heating or air conditioning service after the Building operating hours (defined in "Exhibit "G" provided Tenant gives Landlord notice of the desire for such service by 4:00 p.m. on the business day on which Tenant desires the service, and by 4:00 p.m. on the Thursday prior to any Saturday, Sunday or holiday on which Tenant desires such service. Such service will be provided by Landlord at such rates as shall be established by Landlord from time to time. As of the date of this Lease, such rates are $35/hour ___________________,provided such rates are subject to increase in connection with increased costs of administrative services, labor, equipment and utilities.

      There may be available in the Building a shared or several different communications systems (the "Shared Service") the services, terms and conditions for which may be negotiated and agreed to by Tenant and the party providing such Shared Service. Neither Landlord nor Landlord's asset manager or property manager shall be liable to Tenant for damages if the furnishing of any such Shared Service is disrupted, terminated or diminished in any manner, nor shall any disruption, diminution, or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease, nor shall any disruption, diminution or cessation constitute constructive eviction or entitle Tenant to an abatement of Rent. Tenant holds Landlord, Landlord's asset manager and property manager harmless from and against any claims Tenant may have arising out of or connected with such cessation or interruption. If Tenant elects not to use the Shared Service and Tenant has telephone or other such equipment installed at Tenant's direction, such system shall not (1) cause the Building to violate any municipal safety code or ordinances, including, but not limited to, fire safety codes; (ii) cause damage to the Building; (iii) require an amount of electrical or other services unreasonably in excess of the requirements for customary business telephone systems; or (iv) impact upon the normal use, function and operation of the Shared Service. If Tenant elects not to use or be a part of the Shared Service, Tenant shall not use any wiring or other equipment which is a part of the Shared Service without the prior written consent of the provider of such Shared Service. If Tenant uses any wiring or equipment without such consent, Tenant shall be liable for and shall pay to the provider of such services, on demand, (1) the cost of such use; (11) the cost of repairing or replacing any wiring or equipment damaged or altered by such use; and (iii) any other damages caused by such use.

9.    DESTRUCTION OR DAMAGE TO PREMISES

      (a) If the Premises, the Building or any building at thy Property or the parking for the Building are totally destroyed (or so substantially damaged as to be wholly untenantable or not usable or not repairable within one hundred eighty (180) days in the determination of Landlord's architect or engineer) by storm, fire, earthquake or other casualty, Landlord shall have the option to:

            (i) Terminate this Lease as of the date of the occurrence of the storm, earthquake, fire or other casualty by giving written notice to Tenant within ninety (90) days from the date of such damage or destruction; or

            (ii) Commence the process of restoration of the Premises to a tenantable condition within thirty (60) days from the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, and proceed with due diligence to complete said restoration of the Premises. Provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the net insurance proceeds actually received as a result of such damage and in no event shall Landlord be required to repair or replace any alteration or improvement made by or for the Tenant, including but not limited to Tenant's Work (as defined in the Work Agreement), nor any trade fixtures, furniture, equipment or other property belonging to the Tenant. If Landlord chooses to restore the Premises, Rent shall abate with respect to the untenantable portion of the Premises from the date of such casualty until the date of substantial restoration thereof.

      If Landlord shall not elect to terminate this Lease, the Landlord shall complete such restoration with reasonable diligence within one hundred eighty
(180) days of the date of receipt by Landlord of all of the insurance proceeds paid with respect to such casualty, as described above subject to Tenant Delays. During such period of repair, if any portion of the Premises shall be untenantable as a result of casualty and Tenant has elected to no longer use the Premises, Base Rental and Additional Rent shall abate beginning with the date of such casualty and ending on the date the Premises are rendered tenantable by an amount bearing the same ratio to the total amount of Base Rental and Additional Rent due under this Lease as the untenantable portion of the Premises bears to the entire Premises. Notwithstanding such abatement. Tenant shall remain obligated to perform and discharge all of its remaining covenants under this Lease during the period of abatement.

      (b) If such damage or destruction occurs within, one (1) year of the expiration of the Term, either party may, at its option on written notice to the other party within thirty (30) days of such destruction or damage, terminate this Lease as of the date of such destruction or damage. Notwithstanding, Tenant may elect to Terminate this lease if, based on Landlords determination, that the Premises or Building are not repairable within 180 days from the date in which Landlord notifies Tenant, which date of notification shall be not more than 90 days from the date of the damage/destruction,

      (c) Rent shall not abate if the damage or destruction of the Premises, whether total or partial, is the result of the negligence of Tenant, its contractors, subcontractors, agents, employees, guests or invitees.

10.   DEFAULT BY TENANT; LANDLORD'S REMEDIES

      (a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant: (i) The Rent or any other sum of money due of Tenant hereunder is not paid within five (5) days of the date when due;

            (ii) The Premises are deserted or vacated, and Tenant docs not occupy the Premises within ten (15) days after notice from Landlord to Tenant;

            (iii) Tenant fails to bond off or otherwise remove (in a manner acceptable to Landlord) any lien filed against the Premises or the Property by reason of Tenant's actions, within ten (15) days after Tenant has notice of the filing of such Hen;

            (iv) Tenant fails to observe, perform and keep any of the other covenants, agreements, provisions, stipulations, conditions and Rules herein contained to be observed, performed and kept by Tenant and persists in such failure after ten (15) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than ten (15) days to cure, unless Tenant commences curing within the ten (15) day notice period and thereafter promptly, effectively and continuously proceeds with the curing of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than forty-five (45) days after such notice).

      (b) Upon the occurrence of an event of default, Landlord , in addition to all other remedies available to Landlord at law or in equity, shall have the option to do and perform any one or more of the following:

            (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so. Landlord may, as permitted by law and without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures set forth by applicable law, if any, and expel or remove Tenant and Tenant's effects without being liable for any claim for trespass or damages therefor. Upon any such termination. Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, plus the aggregate amount of ail of Landlord's costs and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; or

            (ii) Re-enter and retake possession of the Premises without terminating this Lease and in connection therewith, re-key the Premises, remove Tenant's effects therefrom and store the same at Tenant's expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, without advertisement, by private negotiations, for any term Landlord deems proper, and receive the rent therefor. Upon such reletting, all rentals received by The Landlord from such re-letting shall be applied first, to the payment of any indebtedness other than the Rent due hereunder from Tenant to Landlord; secondly, to the payment of any costs and expenses of such re-letting, including, without limitation, brokerage fees and attorneys' fees and the costs of such alterations and repairs as may be necessary relative to such re-letting; third, to the payment of the Rents then due and unpaid under the Lease; and the residue, if any, shall be held by the Landlord and applied in payment of future Rents as same may become due and payable hereunder. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Tenant shall reimburse Landlord for all costs' and expenses (including, without limitation, advertising expenses and professional fees) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due of Tenant to Landlord hereunder if not for certain concessions granted by Landlord to Tenant. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting. Notwithstanding any such re-letting without termination. Landlord may at any time thereafter elect to terminate this Lease for such previous breach; or

            (iii) Landlord, in addition to but not in lieu ofor in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to die extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises to Tenant's specifications and any and all costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting; or

            (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages, in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

            (v) Landlord may declare the entire amount of Base Rental, Additional Rent and other sums which would have become due and payable during the remainder of the Term of this Lease to be due and payable immediately without notice to Tenant,

            (vi) Landlord may terminate this Lease and recover from Tenant, as full liquidated damages, all damages Landlord may incur by reason of Tenant's default, which damages shall be limited to (a) the amounts due and owing prior to such termination, plus (b) the cost of recovering the Premises, plus (c) reasonable attorney's fees and costs, plus (d) a sum which, at the date of such termination, equals the present value [discounted at ten percent (10%) per annum] of(i) the Base Rental, Additional Rent and all other sums which would have been due and payable by Tenant hereunder for the remainder of the Term (including any Extended Term, if the Term of the Lease has been extended) less
(ii) the aggregate reasonable rental value of the Premises for the same period, accounting for me cost, time and other factors necessary to relet the Premises, all of which amounts shall be immediately due and payable; provided, however, if Landlord elects to pursue this remedy. Landlord shall do so exclusively and shall not thereafter pursue any of the other remedies set forth in section 10(b)(i)-(iv) to collect Base Rental and Additional Rent due from Tenant. The foregoing limitation of remedies is without prejudice to Landlord's right to enforce Tenant's indemnity obligation with respect to claims, damages and liabilities (other than Base Rental and Additional Rent) resulting to Landlord by or through Tenant's use and occupancy of the Premises. Landlord and Tenant agree that such amounts constitute a good faith reasonable estimate of the damages which might be suffered by Landlord upon the occurrence of a Default and that it is impossible to estimate more precisely such damages. Landlord's receipt of the aforesaid amount is intended not as a penalty but as full liquidated damages.

      (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of general or special damages incurred, or of any of the other remedies provided herein, at law or in equity; provided, however, Landlord's election to pursue the remedy in Section 10 (b) (v) shall be exclusive of any other remedies available to Landlord except as provided in said
Section 10 (b) (v).

      (d) No act or thing done by Landlord or Landlord's employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, at law or in equity. Any waiver of or redress of or any violation of any covenant or condition contained in this Lease or any of the Rules now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach.

      (e) Landlord's reentry, demand for possession, notice that the tenancy hereby created will be terminated on the date therein named, institution of an action of unlawful detainer or ejectment or the entering of a judgment for possession in such action or any other act or acts resulting in the termination of Tenant's right to possession of the Premises shall not relieve Tenant from Tenant's obligation to pay all sums due hereunder during the balance of the Term, except as herein expressly provided. Landlord may collect and receive any Base Rental, Additional Rent, or charges due from Tenant, and the payment (.hereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive, affect, change, modify or alter the rights or remedies which Landlord has in equity or at law by virtue of this Lease.

      (f) The Base Rental is calculated for the Term of this Lease and a substantial portion of the Base Rental includes reimbursement to Landlord of direct out-of-pocket investment costs and expenses with respect to leasing the Premises to the Tenant that Landlord has incurred or will incur during the Term for tenant improvements, leasing commissions and other costs, various tenant concessions, and other similar direct costs and expenses relating to Landlord's investment in the Premises, the aggregate amount of which Landlord has spread over the entire Term. Tenant acknowledges that Landlord will suffer damages, including, but not limited to, such unreimbursed direct out-of-pocket costs and expenses unless Tenant pays to Landlord all the Base Rental due to Landlord for the entire Term.

      (g) In the event Landlord commences any proceedings for nonpayment of Base Rental, Additional Rent or other sums due hereunder. Tenant will not interpose any counterclaim of whatever nature or description, except for any compulsory counterclaim which may only be brought in any such proceeding. This shall not, however, be construed as a waiver of the Tenant's right to assert such claims in any separate action or actions brought by the Tenant.

      (h) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Section, demand for payment of any rent, or demand for possession.

      (i) All rights and remedies of Landlord created or otherwise existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise any other.

      (j) Tenant shall and hereby agrees to pay all costs and expenses incurred by Landlord, including, but not limited to, reasonable attorneys' fees Incurred at the trial and all appellate levels and in connection with any administrative proceedings m enforcing any of the covenants and agreements of this Lease or as a result of any action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and attorneys' fees shall be paid by Tenant to Landlord within ten (10) days after Landlord's written demand therefor.

      (k) Notwithstanding anything in this Lease to the contrary. Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event. Tenant's only remedies therefor shall be an action for specific performance or injunction to enforce any such requirements. If the result of any such action or arbitration shall be adverse to Landlord, Landlord shall be liable to Tenant for Tenant's reasonable expenses and attorney's fees thereby incurred.

11.   ASSIGNMENT AND SUBLETTING

      (a) Tenant shall not sublet any part of the Premises, nor assign tins Lease or any interest herein, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Any sublease or assignment made without Landlord's consent shall be void. For illustration only, without limiting in any respect the reasons Landlord may withhold its consent to an assignment or subletting, the following are examples of reasons Landlord may withhold its consent: (I) the proposed subtenant or assignee may, in Landlord's judgment unreasonably burden the Building, its amenities or services (ii) if the rate of compensation, including, but not limited to, all rent requested by Tenant for the portion of the Premises to be subleased or subject to an assignment of the Lease, impacts upon or impairs Landlord's ability to rent space in the Building at the then market rate as offered by Landlord, (iii) the financial statements or the business experience of the proposed assignee are unsatisfactory to Landlord, (iv) the proposed use of the Premises conflicts with other uses within the Building, (v) the pro$pective assignee or sublessee is an existing tenant of the Building and in Landlord's judgment such sublease or assignment may affuct Landlord's lease relationship with such tenant, or (vi) Tenant's proposed subletting or assignment will in Landlord's judgment compete with landlord's ability to lease other vacant space in the Building, Consent by

Landlord to one assignment or sublease shall not destroy or waive this provision, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. If a sublease or assignment is consented to by Landlord, any sublessees or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant's liability hereunder.

      If Tenant desires to assign this Lease or sublet the Premises or any part thereof. Tenant shall give Landlord written notice at least sixty (60) days in advance of the date on which Tenant desires to make such assignment or sublease, which notice shall specify: (a) the name and business of the proposed assignee or sublessee; (b) the amount and location of the space in the Premises affected;
(c) the proposed effective date of the subletting or assignment; and (d) the proposed rental to be paid to Tenant by such sublessee or assignee.

      If Tenant shall give such notice. Tenant shall pay on demand Landlord's reasonable costs, including attorneys' fees incurred to consider and as necessary to document such transaction. If Tenant notifies Landlord of Tenant's intent to sublease or assign this Lease, Landlord shall within thirty (30) days from receipt of such notice (a) consent to such proposed assignment or subletting; (b) deny such consent (if Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected to deny such consent); or (c) elect to cancel this Lease, or lo reduce the Premises by the area requested to be subleased or assigned if the area is less than the entire Premises.

      If Landlord's election is to cancel or to reduce the area of the Premises as provided in the foregoing clause (c) (such election being referred to herein as "Landlord's Modification Election"), Tenant shall have ten (10) days from receipt of Landlord's Modification Election to notify Landlord of Tenant's acceptance of such cancellation or reduction or Tenant's desire to remain in possession o f the Premises under this Lease for the remainder of the Term. If Tenant fails to notify Landlord of Tenant's election to accept termination or reduction or to continue as Tenant hereunder, such failure shall be deemed an election to terminate or have the area of the Premises reduced, as me case may be, in accordance with Landlord's Modification Election and such termination or reduction shall be effective at the end of the ten (10) day period provided for above. If Landlord gives its consent to any such assignment or sublease, any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be due and payable, and shall be paid, to Landlord.

      If this Lease is canceled, the area of the Premises is reduced or a sublease or assignment is made as herein provided. Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord's reasonable judgment (including, but not limited to, the use and time of Landlord's personnel), for all of the necessary legal, management, leasing or accounting services required to accomplish such cancellation, reduction of area of the Premises, assignment or subletting, as the case may be.

      Any physical alterations necessary with respect to any such assignment, subletting or reduction of the area of the Premises shall be subject to the provisions of this Lease regarding alterations and shall be at Tenant's sole cost and expense and subject to applicable building codes. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee, or other category of transferee shall release Tenant from any of its obligations under this Lease or be deemed to constitute Landlord's consent to such assignment, sublease or transfer.

      (b) The sale or transfer of Tenant's voting stock (if a corporation) or a partnership interest (if a partnership) or member interest (if a limited liability company) in Tenant resulting in the transfer of control of a majority of such stock or interest, or the occupancy of the Premises by any successor firm of Tenant or by any firm into which or with which Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord.

      (c) The joint and several liability of Tenant named herein and any immediate and remote successor in interest of Tenant (by assignment or otherwise), and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not in any way be discharged, released or impaired by any (I) agreement which modifies any of the rights or obligations of the parties under this Lease, (ii) stipulation which extends the time within which an obligation under this Lease is to be performed, (iii) waiver of the performance of an obligation required under this Lease, or (iv) failure to enforce any of the obligations set forth in this Lease; provided, however, that

(a) in the case of any modification of this Lease made after the date of an assignment or other transfer of this Lease by Tenant, if such modification increases or enlarges the obligations of Tenant or reduces the rights of Tenant, then Tenant named herein and each respective assignor or transferor shad not be liable under or bound by any such increase, enlargement or reduction, and (b) in the case of any waiver by Landlord of a specific obligation of an assignee or transferee of Tenant, such waiver shall also be deemed a waiver of such obligation with respect to the immediate and remote assignors or transferors of such assignee or transferee.

      (d) Tenant shall have no right whatsoever to encumber any of the Tenant's rights, title or interest under this Lease, without the prior written consent of the Landlord which consent shall not be unreasonably withheld.

      (e) Nothing in this Lease shall in any way restrict Landlord's right to assign or encumber this Lease in its sole and absolute discretion. Should the Landlord assign this Lease as provided for above, or should Landlord encumber all or any portion of the Building and should the holder of such encumbrance succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Lease term remaining after such succession and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such attornment agreement, provided the same does not substantially modify any of the provisions of this Lease and has no material adverse effect upon Tenant's continued occupancy of the Premises.

12.   CONDEMNATION

      If all or a part of the Premises is taken by virtue of eminent domain or other similar proceeding, or are conveyed in lieu of such taking, this Lease shall expire on the date when title or right of possession shall vest, and any Rent paid for any period beyond said date shall be repaid to Tenant. If all or a part of the Property other than the Premises is taken by virtue of eminent domain or other similar proceeding, or is conveyed in lieu of such taking rendering the remaining part of the Property not subject to such condemnation shall be substantially and adversely affected thereby, then Landlord, in its sole discretion may terminate this Lease. If there is a partial taking where this Lease is not terminated, the Rent shall be adjusted in proportion to the Rentable Square Footage of the Premises taken, as determined by the Landlord's architect or engineer. In any event. Landlord shall be entitled to, and Tenant shali not have any right to claim, any award made in any condemnation proceeding, action or ruling relating to the Property; provided however, in the event of a termination of this Lease Tenant shall be entitled to make a separate claim in any condemnation proceeding, action or ruling relating to the Property for Tenant's moving expenses and the unamortized value of leasehold improvements in the Premises actually paid for by Tenant without contribution by Landlord, to the extent such claim does not in any manner impact upon or reduce Landlord's claim or award in such eminent domain proceeding, action or ruling and Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of tills Lease.

      (a) Landlord shall have, in Landlord's sole discretion, the option of terminating this Lease if any such condemnation, action or ruling or conveyance in lieu thereof makes continuation of Landlord's use of the Property economically unfeasible, and the Landlord shall be entitled to the entire award as above provided, and in such case. Tenant shall likewise have no claim against Landlord for the value of any unexpired portion of this Lease.

13.   INSPECTIONS

      Landlord, its agents, employees, contractors and subcontractors, may enter the Premises at reasonable hours to (a) exhibit the Premises to prospective purchasers or tenants of the Premises or the Building; (b) inspect the Premises to see that Tenant is complying with its obligations hereunder; and (c) make repairs or alterations (I) required of Landlord under the terms hereof; (ii) to any adjoining space in the Building; or (ii{) to any systems serving the Building which run through the Premises; and (d) to perform any and all of Landlord's obligations under this Lease, or any other lease, where entry to such Premises is reasonably required for such performance. In addition to the foregoing. Landlord, its agents, employees, contractors and/or sub-contractors may enter the Premises at any time if an emergency requires such entry. Any such
<?atry  shall not  constitute  an eviction of Tenant or be deemed as  disturbing
Tenant's quiet enjoyment of the Premises and no abatement of rent shall result because of such entry and/or performance. Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part; and the Base Rental and Additional Rent reserved shall in no way abate while said decorations, repairs, alterations, improvements or additions are being made- If Tenant shall not be personally present to open and permit an entry into the Premises, at any time, when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a pass key, or when for any reason an entry therein shall be necessary and entry by pass key is not possible, may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or such agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. All entries shall, where possible, be performed at such times and in such fashion so as not to unreasonably interfere with the conduct and operation of Tenant's business. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or Building other than as herein provided.

14.   SUBORDINATION

      (a) This Lease shall be subject and subordinate to any underlying land leases or deeds to secure debt which may now or hereafter affect this Lease, the Building or the Property and also to al I renewals, modifications, extensions, consolidations, and replacements of such underlying land leases and such deeds to secure debt. This clause shall be self operative and no further instrument of subordination shall be required to make the interest of any deed to secure or any holder then superior to the interests of tenant hereunder. However, in confirmation of the subordination set forth in this Section 14, Tenant shall, at Landlord's request, execute and deliver such further instruments as may be desired by the holder(s) of the deed(s) to secure debt (a "Mortgagee") or by any lessor under any such underlying land leases, Notwithstanding the foregoing. Landlord or such Mortgagee shall have the right to subordinate or cause to be subordinated, in whole or in part, any such underlying land leases or deed(s) to secure debt to this Lease (but not in respect to priority of entitlement of insurance or condemnation proceeds). If any such underlying land leases or deed(s) to secure debt terminates for any reason or any such deed(s) to secure debt is foreclosed or a conveyance in lieu of foreclosure is made for any reason. Tenant shall, notwithstanding any subordination, deliver to Mortgagee or the Landlord within ten (10) days of written request a subordination and attornment agreement in the form as may be required by, and acceptable in all respect to, the lessor of any underlying ground lease or any mortgage as applicable, providing that such Tenant shall continue to abide by and comply with the terms and conditions of this Lease. Further, Tenant shall not make any claim of Landlord under this Lease without giving simultaneous notice of such claim to Mortgagee, and providing Mortgagee a reasonable period of time for cure of the same after Mortgagee has received such notice and taken possession of the Property.

      (b) If any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale or conveyance in lieu of foreclosure under any deed to secure debt. Tenant shall at the option of the purchaser at: such foreclosure or other sale, attorn to such purchaser and recognize such person as Landlord under this Lease. Tenant agrees that me institution of any suit, action or other proceeding by a Mortgagee or a sale of the Property pursuant to the powers granted to a Mortgagee under its deed to secure debt, shall not, by operation of law or otherwise, result in the cancellation or the termination of this Lease or of the obligations of the Tenant hereunder.

      (c) If such purchaser requests and accepts such attornment, from and after the time of such attornment. Tenant shall have the same remedies against sucli purchaser for the breach of an agreement contained in this Lease that Tenant might have had against Landlord if the deed to secure debt had not been terminated or foreclosed, except that such purchaser shall not be (I) liable for any act or omission of the prior Landlord; (ii) subject to any offsets or defenses which Tenant might have against the prior Landlord; (iii) bound by any Rent or security deposit which Tenant might have paid in advance to me prior Landlord; (iv) obligated to cure any default of any prior Landlord under the Lease that occurred prior to the time that such purchaser succeeded to the interest of Landlord m the Property; or (v) bound by any amendment or modification of the Lease made without the prior written consent of such purchaser.

      (d) As used in this Section 14, the term "deed(s) to secure debt" shall also include mortgage(s) and deed(s) of trust.

15.   INDEMNIFICATION AND HOLD HARMLESS

         (a) Tenant hereby indemnifies and holds harmless Landlord from and against any injury, expense, damage, liability or claim, imposed on Landlord by any person any claims for injuries to the person or property or of any other person in or about the Building if such injury, expense, damage, liability or claim results either directly from the act, omission, negligence, misconduct or breach of any provisions of this Lease by Tenant, the agents, servants, or employees of Tenant. Tenant further agrees to reimburse Landlord for any costs or expenses, including, but not limited to, court coats and reasonable attorney's fees, which Landlord may incur in investigating, handling or litigating any such claim.

         (b) Tenant shall report in writing to Landlord any defective condition in or about the Premises known to Tenant, and further agrees to attempt to contact Landlord immediately in such instance.

16.   TENANT'S INSURANCE

      Tenant shall carry (at its sole expense during the Term): (I) fire and extended coverage insurance insuring Tenant's improvements to the Premises and any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by Tenant and contained therein, such insurance coverage to be equal to the fair market value of such improvements and property, as such may increase from time to time; (ii) worker's compensation insurance required by the State of Florida; and (iii) commercial general liability coverage on an occurrence basis for injury to or death of a person or persons and for damage to property occasioned by or arising out of the condition, use, or occupancy of the Premises, or other portions of the Property, including contractual liability and such other coverages and endorsements as are reasonably required by Landlord, such policy to have a combined single limit of not less than One Million and No/100 Dollars ($ l,000,000) for any bodily injury or property damage occurring as a result of or in connection with me above. Landlord and Landlord's property manager, and their respective partners, officers, shareholders, policyholders, employees, attorneys and agents, and employees shall be named additional insureds on the policies required hereunder and such policies shall provide that the coverage thereunder is primary to, and not contributing with, any policy carried by any such additional insured.

      Tenant shall have included in all policies of insurance respectively obtained by it with respect to the Property or Premises a waiver by the insurer of all right of subrogation against the Landlord in connection with any loss or damage thereby insured against, and Landlord shall have included in all property insurance policies required to be maintained by Landlord under this Lease a waiver by the insurer of all right of subrogation against the Tenant in connection with any loss or damage thereby insured against. To the full extent permitted by law. Landlord as to its property insurance policies and Tenant as to all its policies, each waives all right of recovery against the other for, and agrees to release the other from liability For, loss or damage to the extent such loss or damage results from a cause covered by valid and collectible insurance in effect at the time of such loss or damage; provided however, that the foregoing release by each party is conditioned upon the other party's carrying insurance with the above described waiver of subrogation to the extent required above, and if such coverage is not obtained or maintained by cither party, then the other party's foregoing release shall be deemed to be rescinded until such waiver is cither obtained or reinstated.

      All said insurance policies shall be carried with companies licensed to do business in the State of Florida reasonably satisfactory to Landlord having a Best's Rating of A XII or better and shall be noncancellable and nonamendable except after thirty (30) days' written notice to Landlord. At Landlord's request, duly executed certificates of such insurance shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. Landlord shall have the right to periodically review the coverages required hereunder and if Landlord deems it reasonably necessary to require additional coverage resulting from inflation or from increases in jury verdicts or other economic conditions in the jurisdiction where the Property is located. Tenant shall obtain the coverage requested by Landlord.

17.   REMEDIES CUMULATIVE

The rights given to Landlord and Tenant herein are in addition to any rights that may be given to Landlord or Tenant by any statute or under law. The utilization by a party of any remedy Shall not be deemed an election of remedies, so as to preclude said party from utilizing other remedies at the same time.

18.   ENTIRE AGREEMENT - NO WAIVER

      (a) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The failure of either party to insist in any instance on strict performance of any covenant or condition hereof, or to exercise any option herein contained, shall not be construed as a waiver of such covenant, condition or option in any other instance. This Lease (except for changes to "Rules" (as defined below) pursuant to Section 28 hereof) cannot be changed or terminated orally, and can be modified only in writing, executed by each party hereto. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written promises, or prior oral promises, agreements or warranties, except such as are expressed herein.

      (b) Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver, and that only for the time and extension therein stated.

19.   HOLDING OVER

      If Tenant remains in possession of me Premises after expiration of the Term, or after any permitted termination of the Lease by Landlord, with Landlord's acquiescence and without any written agreement between the parties. Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Rental for said holdover period shall be double the amount of Rent due in the last month of the Term. Nothing herein shall be deemed to require Landlord to so acquiesce and any acquiescence, if given, can be terminated by Landlord, at any time. The provisions of this paragraph do not exclude Landlord's rights of re-entry or any other right or remedies provided or allowed hereunder and/or by law. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after die expiration of the Term or any permitted termination of the Lease by Landlord.

20.   NOTICES

      (a) Any notice by either party to the other shall be valid only if in writing and shall be deemed to be duly given only if sent by certified mail return receipt requested or by a reliable overnight courier service, addressed
(I) if to Tenant, at the Premises and (ii) if to Landlord, at Landlord's address set forth above or at such other address for either party as that party may designate by notice in writing to the other. Notice shall be deemed given, if sent by certified mail return receipt requested, three (3) days after deposit with the United States Postal Service. In the event transmittal is made by overnight courier service, notice shall be deemed given the following business day after such notice was deposited with the overnight courier service,

      (b) Tenant hereby appoints as its agent to receive service of all dispossessory or distraint proceedings, an employee of Tenant at the Premises at the time of such service.

21.   HEIRS, SUCCESSORS, AND ASSIGNS - PARTIES

      (a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective successors, heirs, legal representatives and permitted assigns, it being understood that the term "Landlord" as used in this Lease means only the owner (or the ground lessee) for the time being of the Building of which the Premises are a part, so that in the event o fany sale or sales of said Building (or of any lease thereof). Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, or the new ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Building. Should the Building be severed as to ownership by sale and/or lease, then the owner of the Building or lessee of the Building that has the right to lease space in the Building to tenants shall be deemed "Landlord". Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of such party.

      (b) The terms "Landlord" and "Tenant" and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties,

22.   ATTORNEY'S FEES

      In the event of any law suit or court action between Landlord and Tenant arising out of or under this Lease or the terms and conditions stated herein, the prevailing party in such law suit or court action shall be entitled to and shall collect from the non-prevailing party the reasonable attorney's fees and court costs actually incurred by the prevailing party with respect to said lawsuit or court action.

23.   TIME OF THE ESSENCE

      It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

24.   NO ESTATE IN LAND

      Tenant has only a usufruct under this Lease, not subject to levy or sale. No estate shall pass out of Landlord by this Lease.

25.   SECURITY DEPOSIT

Subject to the following, paragraph. Tenant has this day deposited with Landlord $125,000.00 as a security deposit for the performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed. Unless required to do so by law, Landlord shall have no obligation to segregate such security deposit from any other funds of Landlord, and interest earned on such security deposit, if any, shall belong to Landlord, Security deposits shall not be considered advance payments of Kent or a measure of Landlord's damages, in the case of a default by Tenant. The security deposit shall be returned to Tenant within thirty (30) days after the Expiration Date, provided Tenant has fully performed its obligations hereunder. Regardless of any permitted assignment of this Lease by Tenant, Landlord may return the security deposit to the original Tenant in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the balance thereof, 'which shall satisfy in full Landlord's obligation to return the security deposit. Landlord shall have the right to apply any part of said security deposit to cure any default of Tenant and if Landlord does so. Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full security deposit on deposit at all times during the Term of this Lease. The security deposit shall not be assigned or encumbered by Tenant without the prior written consent of Landlord and any such unapproved assignment or encumbrance shall be void- Provided Tenant is not in default, with any of the provisions of this Lease and Tenant complies with (i) and (ii) of this paragraph. Landlord shall promptly, upon the first aniversity of the Lease, refund to Tenant, a portion of the security deposit in the amount of $62,500,00 subject to: (i) Tenant delivering to Landlord an accompanying statement of asset, liabilities, and equity- income tax basis, for the one year period proceeding the aniversity date of the Lease, prepared by an independent certified public accountant, of good standing and in accordance with the Statements on Standards For Accounting and Review Services issued by the American Institute of Certified Public Accountants, and (ii) such statements represent that Tenant has a total net equity of not less the $250,000. Upon the second aniversity of the Lease, provided Tenant is not in default with any of the provisions of this Lease, Landlord shall promptly refund to Tenant a portion of the security deposit in the amount of $31,250.00, subject to: (i) Tenant delivering to Landlord an accompanying statement of asset, liabilities, and equity- income tax basis, for the one year period proceeding the aniversity date of the Lease, prepared by an independent certified public accountant, of good standing and in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and (ii) such statements represent that Tenant has a total net equity of not less the $350,000. There after, Tenant's remaining security deposit in the amount of $31,250.00 shall remain with Landlord thoughtout the remaining Term of this Lease.

      In the event of a sale of Landlord's interest in the Property and the Building, Landlord shall have the right to transfer the cash security deposited hereunder to the vendee, lessee or transferee, without cost to Landlord, and Landlord shall thereupon be released by Tenant from all liability for the return of such cash security or Letter of Credit. In such event, Tenant agrees to look solely to the new landlord for the return of said cash security It is agreed that the provisions hereof shall apply to every transfer or assignment made of said cash security Tenant represents that its federal taxpayer identification number is 59-3715435.

26.   COMPLETION OF THE PREMISES

         The Work Agreement sets forth, among other things. Landlord's and Tenant's agreement regarding improvements if any, to be made to the Premises. Any work required by Tenant as provided for in said Exhibit "D" shall be performed within the provisions and according to all standards of said Exhibit "D".

27.   PARKING AND ACCESS AREAS

      Landlord shall maintain unreserved parking facilities for the purpose of accommodating Tenant, Tenant's invitees and employees, and other tenants, their invitees and employees, subject to such limitations and conditions from time to time imposed by Landlord and subject to reservation of certain parking spaces for particular tenants. Said parking shall be maintained on the Property or on areas located in the vicinity of the Property. Said parking shall be provided in quantities which are in accordance with the zoning regulations or variances then in effect for the Property in which the Building is located. Parking regulations for the Property are set forth on Exhibit "1" attached hereto and incorporated into and made a part of this Lease. Parking is available on a first-come, first-served basis at a ratio of 4.9 per 1000 square feet leased. Landlord will provide two (2) covered reserved and three (3) covered non-reserved parking spaces for the Tenant within the allotted tenant parking allowance.

28.   RULES AND REGULATIONS

The Rules and Regulations (collectively "Rules") set forth on Exhibit "C" arc incorporated into and made a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and me Building. Such new or modified Rules shall be effective upon notice thereof to Tenant. Tenant will cause its employees and agents, or any others permitted by Tenant to occupy or enter the Premises to abide by the Rules at all times. In the event of any breach of any Rules and failure to cure as permitted hereunder. Landlord shall have all remedies provided for in this Lease in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of the Rules. Landlord shall not be responsible to Tenant for the nonobservance of the Rules by any other tenant or person. Tenant shall not be required to abide to any new rule which would cause Tenant to incure any expense.

29.   RIGHT TO RELOCATE

Landlord shall have the right at any time during the Term hereof, upon giving Tenant not less than sixty (90) days prior written notice, to move and furnish Tenant with space elsewhere in the Building of approximately the same size and same quality as the Premises (but not necessarily floor plan lay-out) and to remove and place Tenant in such space, all upon the effective date stated In the notice from Landlord to Tenant, and upon such effective date stated in the notice from Landlord lo Tenant, and upon such effective date such substitute space shall be deemed to constitute the leased. premises instead of and in lieu of the Premises ordinarily demised to Tenant hereunder. Landlord shall, at Landlord's expense, physically move the furniture, equipment and files of Tenant then located in the original Premises to the substitute space, and shall pay the costs of moving the then-existing telephone equipment to the new location and any other reasonable expense that Tenant can reasonably identify as a moving expense, including, but not limited to stationary, signs, announcement of address changes. If Landlord moves Tenant to such new space, all of the terms, covenants and conditions of this Lease shall remain in full force and effect and be deemed applicable to such new space, and such new space shall thereafter be deemed the Premises as though Landlord and Tenant had entered into ail express amendment to this Lease with respect thereto. Anything herein to the contrary notwithstanding. Landlord shall not be liable for any loss of business or loss of profits in connection with any move to such substitute space.

30.   LATE PAYMENTS - ACCORD AND SATISFACTION

         Any payment due of Tenant hereunder not received by Landlord within ten
(10) days of the date when due shall be assessed a five percent (5%) charge for Landlord's administrative and other costs in processing and pursuing the payment of such late payment, and shall be assessed an additional Five percent (5%) charge for the aforesaid costs of Landlord for each month thereafter until paid in full. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent then due shall be deemed to be other than on account of the earliest stipulated Rent or other sums then due and payable under this Lease; nor shall any endorsement or statements on any check or any letter or other writing accompanying any check or payment be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other sums then due under this Lease or pursue any other remedy provided in this Lease.

31.   ESTOPPEL CERTIFICATE

      At any time. Tenant shall, within ten (10) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee or any prospective purchaser of the Building and the Property, or both (as designated by Landlord), an Estoppel Certificate in recordable form, or in such other form which Landlord requires, evidencing whether or not (a) this Lease is in full force and effect; (b) this Lease has been amended in any way; (c) Tenant has accepted and is occupying the Premises;
(d) there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any) (e) the date to which Rent and other amounts due hereunder, if any, have been paid; and (1) any such other information reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord's interest hereunder, or any Mortgagee or prospective Mortgagee. Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this paragraph, if Tenant fails to provide same in a timely manner.

32.   SEVERABILITY AND INTERPRETATION

      (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

      (b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such, provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

33.   MULTIPLE TENANTS

If more than one individual or entity comprises and constitutes Tenant, then all individuals and entities comprising Tenant are and shall be jointly and severally liable for the due and proper performance of Tenant's duties and obligations arising under or in connection with this Lease.

34.   FORCE MAJEURE

Notwithstanding any provision in this Lease to the contrary, Landlord shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by causes beyond Landlord's control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.

35.   QUIET ENJOYMENT

         So long as Tenant is in full compliance with the terms and conditions of this Lease, Landlord shall warrant and defend Tenant in the quiet enjoyment and possession of the Premises during the Term against any and all claims made by, through or under Landlord, subject to the terms of this Lease.

36.   BROKERAGE COMMISSION; INDEMNITY

CIMLINK REAL ESTATE SERVICES, L.C., (BROKER") HAS ACTED AS AGENT FOR LANDLORD IN THIS TRANSACTION AND NO PARTY HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION, BROKER IS TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant relative to this Lease. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all claims, loss, cost, damage or expense, including, but not limited to, reasonable attorney's fees actually incurred without regard to any statutory presumption and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord, relative to this Lease.

37.   EXCULPATION OF LANDLORD

      (a) Notwithstanding any provision in this Lease to the contrary. Landlord's liability with respect to or arising from or in connection with this Lease shall be limited solely to Landlord's interest in the Property. None of the partners of Landlord, any officer, director, principal, member, trustee, policyholder, shareholder, attorney nor employee of Landlord shall have any personal liability whatsoever with respect to this Lease.

      (b) Tenant shall look solely to the equity of the Landlord in the Property for me satisfaction of any money judgment to Tenant. Such exculpation of liability shall be absolute and without exception whatsoever.

38.   ORIGINAL INSTRUMENT

      Any number of counterparts of this Lease may be executed, and each such counterpart shall be deemed to be an original instrument.

39.   APPLICABLE LAW

      This Lease has been made under and shall be construed, interpreted and enforced under and in accordance with the laws of the State of Florida.

40.   NO RECORDATION OF LEASE

      Without the prior written consent of Landlord, neither this Lease nor any memorandum hereof shall be recorded or placed on public record.

41.   HAZARDOUS WASTES

      Neither Tenant, its successors or assigns, nor any permitted assignee or sublessee, licensee or other person or entity acting by or through Tenant, shall (either with or without negligence) cause or permit the escape, disposal or release of any "Hazardous Substances, or Materials" (as hereinafter defined). Tenant shall not allow the storage or use of such Hazardous Substances or Materials in any manner not sanctioned by law and by the highest standards prevailing in the industry for the storage and use of such Hazardous Substances or Materials, nor allow to be brought into the Building, the Property or the

Premises any such Hazardous Substances or Materials except (a) such Hazardous Substances or Materials that may be necessary as part, of the performance of any medical procedures within the (b) such Hazardous Substances or Materials as are used in the ordinary course of Tenant's business, relative to office copiers and then only if such Hazardous Substances or Materials arc not prohibited by (and are only in amounts permitted by) law, after notice is given to Landlord of the identity of such Hazardous Substances or Materials. Any such Hazardous Substances or Materials may be brought into the Premises pursuant to the terms of this Lease shall be stored and disposed of in accordance with all applicable laws and such compliance shall be proven by quarterly reports submitted by Tenant to Landlord detailing the same. Without limitation, Hazardous Substances or Materials shall include any biologically or chemically active substance and any waste, substance or material described in Section 101 (14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended from time to lime, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts, expressly including, but not limited to any medical wastes or other similar biologically active substances. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances or Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises, provided such hazardous Substances were caused by Tenant, In addition. Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances or Materials on the Premises., Tenant indemnifies and covenants and agrees at its sole cost and expense, to protect and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, or expenses of any kind or of any nature whatsoever (including without limitation, reasonable attorney's fees and expert's tees) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord arising from or out of any Hazardous Substances or Materials on, in, under or affecting the Premises, this as a result of any act or omission by Tenant, its successors or assigns, or any permitted assignee, permitted sublessee or licensee or other person or entity acting at the direction with the consent of Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term. Nothwithstanding the above. Tenant shall be liable for such actionable toxic and/or hazardous waste conditions that are violative of federal, state or local environmental laws on the leased premises that were caused by the acts or negligence of the Tenant or its employees, agents or contractors. Tenant shall not be liable for acts or negligence of co-tenants or landlord regarding environmental law violations.

42. BANKRUPTCY

      (a) The following shall be events of bankruptcy under this Lease: (I) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled "Bankruptcy, 11 U.S.C., Sec. 101, ct. seq." (the "Bankruptcy Code"), or under applicable insolvency laws (the "Insolvency Laws");
(ii) the appointment of a receiver or custodian for any or all of Tenant's property or assets, if such appointment shall not be dismissed within ninety
(90) days; or (iii) the filing of a voluntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws; or (iv) the filing of an involuntary petition under the provisions of the Bankruptcy Code or the Insolvency Laws, which is not dismissed within sixty (60) days of riling; or (v) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

      In the event of Tenant's bankruptcy, Landlord at its option may, in addition to all other rights and remedies provided in tills Lease at law or in equity, terminate this Lease by giving written notice to Tenant. If termination of this Lease shall be stayed by order of any court having jurisdiction over any bankruptcy or insolvency proceeding or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in-possession or the trustee appointed in any such proceeding (being collectively referred to as "Tenant" only for the purposes of this Section 16.4) shall fail to assume Tenant's obligations under this Lease within the period prescribed therefor by law or within fifteen (15) days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord's right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant's obligation under this Lease, Landlord, to the extent permitted by law or by leave of me court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on fifteen (15) days' notice to Tenant and upon the expiration of said fifteen (15) day period this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Premises as aforesaid. Upon the termination of this Lease as provided above. Landlord, without notice, may re-enter and repossess the

Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

      (b) For the purposes of the preceding paragraph (a), adequate protection of Landlord's right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, shall include, without limitation, the following requirements;

            (i) that Tenant comply with all of its obligations under this Lease;

            (ii) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, shall such amount be less than the aggregate Rental payable for such monthly period;

            (iii) that Tenant continue to use the Premises in the manner originally required by the Lease;

            (iv) that Landlord be permitted to supervise the performance of Tenant's obligations under this Lease;

            (v) that Tenant pay to Landlord within fifteen (15) days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the premises and adequate assurance of the complete and continuous future performance of Tenant's obligations under this Lease, an additional security deposit in an amount acceptable to Landlord;

            (vi) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease;

            (vii) that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U-S.C. ss. 365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant's estate, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person's future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. ss. 365(b)(3), as it maybe amended, shall be given to Landlord by Tenant no later than fifteen (15) days after receipt by Tenant of such offer, but in any event no later than thirty (30) days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord's designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease; and

            (viii)that if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option pursuant to paragraph (vii) of this Section 16.4. Tenant hereby agrees that:

                  (A) such assignee shall have a net worth not less that the net worth of Tenant as of the Commencement Date, or such Tenant's obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Tenant's net worth as of the Commencement Date;

                  (B) such assignee shall not use the Premises except subject to all the restrictions contained in tills Lease;

                  (C) such assignee shall assume in writing all of the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting me Permitted Use and payment of Rental, and such assignee shall provide Landlord with assurances satisfactory to Landlord that it has the experience in operations having the same or substantially similar uses a-s the Permitted Use, in first-class office buildings, sufficient to enable it so lo comply with the terms, covenants and conditions of this Lease and successfully operate the Premises for the Permitted Use;

                  (D) such assignee shall indemnify Landlord against, and pay to Landlord the amount of, any payments which may be obligated to be made to any Mortgagee by virtue of such assignment;

                  (E) such assignee shall pay to Landlord an amount equal to the unamortized portion of any construction allowance made to Tenant; and

                  (F) if such assignee makes any payment to Tenant, or for Tenant's account, for the right to assume this Lease (including, without limitation, any lamp sum payment, installment payment or payment in the nature of rent over and above the Rental payable; under this Lease), Tenant shall pay over to Landlord one-half of any such payment, less any amount paid to Landlord pursuant to clause (E) above on account of any construction allowance.

      As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon (I) the financial condition and specific operating experience of Tenant and Tenant's obligation to use the Premises specifically in accordance with this Lease, (ii) Tenant's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the Bankruptcy Code or the Insolvency Laws for Tenant and (iii) all defaults under the Lease being cured promptly and the Lease being assumed within 60 days of any order for relief entered under the Bankruptcy Code or the Insolvency Laws for Tenant, or the Lease being rejected within such 60-day period and the Premises surrendered to Landlord.

      Accordingly, in consideration of the mutual, covenants contained in this Lease and for other good and valuable consideration. Tenant hereby agrees that:

            (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that a petition is filed or other action is commenced under the Bankruptcy Code or the Insolvency Laws (an "Action") shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;

            (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Bankruptcy Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

            (iii) Any extension of the time period within which Tenant may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under me Lease shall be harmful and prejudicial to Landlord;

            (iv) Any time period designated as the period within which Tenant must cure all defaults and compensate Landlord for all pecuniary losses that extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Landlord;

            (v) Any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment that results in an amendment or alteration ofthe terms and conditions of the Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;

            (vi) Any proposed assignment of the Lease to an assignee: (1) that will not use the Premises specifically in accordance with the Lease, (2) that does not possess financial condition, operating performance and experience characteristics equal to or better than the financial condition, operating performance and experience of Tenant as of the date of this Lease, or (3) that does not provide guarantors of the Lease obligations with financial condition equal to or better than the financial condition of the original guarantors of the Lease as of the date of this Lease, shall be harmful and prejudicial to Landlord;

            (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Bankruptcy Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord.

      No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Bankruptcy Code, the Insolvency Laws, or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Bankruptcy Code.

      Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant lo or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute "rent" for purposes of the Bankruptcy Code.

      For purposes of this Section addressing the rights and obligations of Landlord and Tenant in the event that an Action is commenced, the term "Tenant" shall include Tenant's successor in bankruptcy, whether a trustee. Tenant as debtor in possession or other responsible person."

43.   SIGNS

      No sign of any type or description shall be erected, placed or painted in or about the Premises, the Building or the Property, except those signs submitted to Landlord in writing, and approved by Landlord in writing, which signs shall be in conformance with Landlord's sign criteria established for the Building.

44.   CONTROL OF COMMON AREAS AND PARKING FACILITIES

      All automobile parking areas, driveways, entrances and exists thereto, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors, and other areas and improvements provided by Landlord for the general use, in common (the "Common Areas"), of tenants, their officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right but not the obligation from time to time to establish, modify, and enforce reasonable rules and regulations with respect to the Common Areas (including, without limitation. Exhibit "H")^ to police same, from time to time; (it being expressly understood that such right of Landlord shall in no event be construed to create any affirmative duty or obligation on the part of Landlord to police or provide security or protection or give rise to any liability of Landlord in the event of a third party's criminal act); to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by, and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons, and customers; to close all or any portion of said areas or facilities to such extent as may, in the opinion of the Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person of the public therein; to close temporarily all or any portion of the Common Areas; to discourage non-tenant parking; to charge a fee for visitors and customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgment of Landlord, shall be advisable with a view to the improvement of me convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas in such a reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion. Landlord shall have the full right and authority but not the obligation to designate a manager of the parking facilities or Common Areas or other facilities, who shall have full authority to make and enforce rules and regulations regarding the use of the same and to employ all personnel and to make and enforce all Rules pertaining to, and necessary for, the proper operation and maintenance of the parking areas or the Common Areas. Tenant shall comply (and shall require all persons within its control to comply) with such Rules, upon notice of same.

45.   NO SMOKING
                                       25

      Tenant acknowledges that "smoking" is prohibited in all areas of the Premises, the Building (including common areas and all grounds) and the Property except in areas, if any, outside the Building (and outside any other building at the Property) that are designated by Landlord a-s "Designated Smoking Areas". Landlord shall have the right, but not the obligation, to designate an area or areas outside buildings at the Property as "Designated Smoking Areas". Landlord shall have the right from lime to time to change and or limit such Designated Smoking Areas and to enact future rules and regulations concerning smoking in such Designated Smoking Areas, including the right in Landlord's discretion, to prohibit smoking in the Designated Smoking Areas or the right lio refuse to designate Designated Smoking Areas. Tenant agrees to comply in all respects with Landlord's prohibition and regulation of smoking and to enforce compliance against its employees, agents, invitees and other persons under the control and supervision of Tenant on Premises, the Building and the Property. Any violation of this provision shall be a default under this Lease and in addition and without limiting Landlord's rights and remedies in consequence of such default, entitle Landlord to assess a monetary fine against Tenant for each violation of this Section in the amount of S25.00. For purposes hereof, "smoking" means inhaling, exhaling, burning or carrying any lighted cigar, cigarette, pipe or other smoking equipment or device in any manner or form. Notwithstanding anything in this Lease to the contrary, no liability shall attach to the Landlord for any failure to enforce this provision (or similar provisions in other leases).

46.   PRIOR OCCUPANCY

      If Tenant, with Landlord's consent shall occupy the Premises prior to the beginning of the Term specified in Section 2 hereof, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and rent for such period shall be paid by Tenant at the same rate herein specified.

47.   INTENTIONALLY DELETED

48.   LEASE BINDING UPON DELIVERY

      This Lease shall not be binding until and unless all parties have duly executed said Lease and a fully executed counterpart of said Lease has been delivered to Tenant.

49-   SPECIAL STIPULATIONS

      The special stipulations attached hereto on Exhibit "F" and made a part hereof, if any, shall control if in conflict -with any of the foregoing provisions of this Lease. If no such special stipulations are attached, none shall be deemed to apply.

50.   HEADINGS

      The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.

51.   SURRENDER OF LEASE NOT MERGER

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger and may, at the option of Landlord, terminate al.1 or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

52.   MORTGAGEE PROTECTION

      If there is a default by Landlord under this Lease, Tenant covenants to give notice by certified mail, return receipt requested to, in addition to Landlord, any grantee of a deed to secure debt, mortgagee under a mortgage, or beneficiary under a deed of trust encumbering the Premises, whose address shall have been furnished it, and shall offer such grantee, mortgagee or beneficiary, a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure,

53.   INTERFERENCE
                                       26

      Landlord shall have no liability to Tenant nor shall Tenant have any right to terminate this Lease or claim any offset against or redaction in any sum to be paid hereunder because of interference with, or impairment to any extent, of light, air, visibility, or view, or because of damage or inconvenience due to noise, vibration or Other matters resulting from the excavation, construction, repair or addition of or to, buildings adjacent to or near the Building. No easement of light or air is granted in this Lease or otherwise.

54.   NO PARTNERSHIPS

      Landlord shall not by the execution of this Lease in any way or for any purpose become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with the Tenant.

55.   ADA

      Tenant shall be responsible for compliance with Title III of the American with Disabilities Act of 1990 ("ADA") within the leased Premises- Landlord shall be responsible for compliance with Title III of the ADA relative to the Common Areas within the remainder of the Building.

56.   USE OF PRONOUN, RELATIONSHIP

      The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, a trust or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense when there is more than one Tenant and to either corporations, trusts, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

57.   SURRENDER

      No surrender of the Premises, or of the remainder of the Term of this Lease, shall be valid unless accepted in writing by Landlord.

58.   WAIVER OF JURY TRIAL

      TO THE EXTENT PERMITTED BY LAW, IT IS MUTUALLY AGREED BY AND BETWEBN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY DO HEREBY, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BETWEEN THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS ON ANY MATTERS ARISING OUT OF, OR TN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND/OR TENANT'S USE OF, OR OCCUPANCY OF, THE PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED UPON NON-PAYMENT OF RENT OR ANY OTHER PAYMENT REQUIRED BY TENANT HEREUNDER. THIS WAIVER IS MADE FREELY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER EACH OF THE PARTIES HERETO HAS HAD THE BENEFIT OF ADVICE FROM LEGAL COUNSEL ON THIS SUBJECT.

59.   NO THIRD PARTY BENEFICIARY

      This Agreement is only intended to benefit, and is only enforceable by and against the parties hereto, their successors and assigns and no provisions herein are intended to benefit or be enforceable by any persons not a party to or successor or assign to any of the parties herein.

60.   FLORIDA SALES TAX

      All rent, additional rent and other sums due to be paid by Tenant to Landlord hereunder shall be accompanied by payment of sales and other tax thereon to the extent then required by Florida law. Tenant may provide to Landlord a Certificate of Exemption, which will be considered compliance with tills provision.

61.   RADON GAS

      Pursuant to Florida law (enacted effective as of January 1, 1989), Landlord hereby makes the following disclosure to Tenant: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

62.   TENANT SHALL DISCHARGE ALL LIENS

      Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Neither
Tenant nor anyone claiming by, through or under Tenant, including but not limited to, contractors, subcontractors, materialmen, mechanics and laborers, shad have any right to file or place any mechanics or materialmen's liens of any kind whatsoever upon the Premises or improvements thereon, any such liens are hereby specifically prohibited. All parties with whom Tenant may deal are put on notice that Tenant has no power to subject Landlord's interest to any mechanic's or materialmen's lien of any kind or character, and all such persons so dealing with Tenant must look solely to the credit of Tenant and not to Landlord's interest or assets. Tenant shall strictly comply with the Construction Lien Law of the State of Florida as set forth in Florida Statutes Section 713, including, but not limited to, giving written notice to all persons performing services or furnishing materials on its behalf of the terms and conditions of this Section. Bi the event that a Mechanic's Claim of Lien is filed against the property in connection with any work performed by or on behalf of the Tenant (except work for which Landlord is responsible), the Tenant shall satisfy such claim or shall transfer same to security, within ten (10) days from the date of filing. In the event that the Tenant fails to satisfy or transfer such claim within said ten
(10) day period, the Landlord may do so and thereafter charge the Tenant, as additional rent, all costs incurred by the Landlord in connection with satisfaction or transfer of such claim, including attorneys' fees. Further, the Tenant agrees to indemnify, defend and save the Landlord harmless from and against any damage or loss incurred by the Landlord as a result of any such Mechanic's Claim of Lien, If so requested by the Landlord, the Tenant shall execute a short form or memorandum of this Lease, which may, in the Landlord's discretion be recorded in the Public Records for the purpose of protecting the Landlord's estate from Mechanics' Claims of Lien, aa provided in Florida Statutes Section 713.10. Landlord has the right to record the memorandum without execution by Tenant in the event Tenant fails to execute the memorandum within seven (7) days of request. The security deposit paid by the Tenant may be used by the Landlord for the satisfaction or transfer of any Mechanics' Claim of"Lien as provided in this Section, This Section shall survive the termination of this Lease.

63.   REPRESENTATIONS OF TENANT

      Tenant by its execution hereof, represents and warrants to the Landlord and its successors and assigns that as of the date hereof the Tenant is a duly established and validly existing L.L.C. of the State of Florida and that the individuals) signing this Lease on behalf of Tenant has/have been duly authorized to do so and thereby bind Tenant.

64.   RIGHT OF FIRST OFFER

      Provided Tenant has never been in default under this Lease, during the initial term only of this Lease, Landlord hereby grants to the originally named Tenant herein a right of first offer (the "Right of First Offer") with respect to the space located on the first (1s1) floor of the Building, as shown on Exhibit "I" attached to this Lease (the "First Offer Space") upon the terms and conditions set forth below. Notwithstanding the foregoing, such Right of First Offer shall commence only following the expiration or earlier termination of those currently existing leases (including renewals) of all, or any part, of the First Offer Space, and such Right of First Offer shall be, and is, subordinate to all rights of tenants (as well as all such parties' successors and/or assigns and/or transferees) and/or any and all other parties as of the date this Lease is fully executed (as well as all such parties' successors and/or assigns and/or transferees) possessing all, or any part, of the First Offer Space and/or having any interest in all, or any part, of the First Offer Space (individually or collectively the "Superior Right Holders"), Tenant's Right of First Offer shall be on the terms and conditions set forth as follows:

      A. Procedure for Offer. Landlord shall notify Tenant (the "First Offer Notice") from time to time when the First Offer Space, or any portion thereof, "becomes available for lease" (as defined below) to third parties, provided that no Superior Right Holder wishes to lease, or has any ongoing right to lease, such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space, shall describe the space so offered to Tenant and shall set forth the "First Offer Rent," as that term is defined below, and the other material economic terms upon which Landlord, in its sole discretion, is willing to lease such space to Tenant. The term "becomes available for lease" shall be deemed to mean any portion of that period of time which is twelve (12) months or sooner from the date upon which the applicable portion of the First Offer Space which is the subject of such First Offer Notice is then scheduled, or then anticipated by Landlord, to become vacant and free of all tenancies (regardless of whether such applicable First Offer Space actually becomes vacant and free of all tenancies within such twelve (12) month time frame).

      B. Procedure for Acceptance. If Tenant wishes to exercise Tenant's Right of First Offer with respect to the space described in the First Offer Notice (the "Accepted Space"), then, within five (5) days of delivery of the First Offer Notice to Tenant, time being of the essence. Landlord must receive written notice ("Tenant's Acceptance Notice") from Tenant stating Tenant's intention to exercise its Right of First Offer with respect to the entire space described in the First Offer Notice on the terms contained in the First Offer Notice and this Article. If Landlord docs not so properly receive Tenant's Acceptance Notice within such five (5) day period, nine being of the essence, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires and Tenant shall no longer have any rights in or to such space and Tenant's Right of First Offer shall thereafter be forever inapplicable to such space. Notwithstanding anything to the contrary contained herein. Tenant expressly acknowledges that. Tenant must elect to exercise its Right of First Offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time as set forth in the applicable First Offer Notice, and Tenant may not elect to lease only a portion thereof.

      C. First Offer Rent. The Rent payable by Tenant for the Accepted Space (the "First Offer Rent") shall be equal to the greater of (i) the same per rentable square foot rate at which "Rent" is payable by Tenant under this Lease as of the "First Offer Commencement Date" (as that term is defined below), which per rentable square foot Rent rate shall also include all applicable escalations made or to be made during the Term (but expressly excluding all abatements, allowances and concessions), or (ii) the face or stated rent (and all other tenant payments) being quoted by Landlord per rentable square foot (excluding all abatements, allowances and concessions) for the lease of comparable space in the Building to be occupied as of tlic time of the First Offer Commencement Date, including the initial year and all applicable escalations being quoted by Landlord in connection therewith. Tenant expressly acknowledges that the "First Offer Rent" payable with respect to the Accepted Space includes Base Rent, as well as also including all payments and pass-throughs for Additional Rent for all other items payable by Tenant under this Lease (including, without limitation, as such items are applicable to, and will he applied on a per rentable square foot basis to, the Accepted Space), plus all other sums or amounts as may be set forth in the applicable First Offer Notice.

      D. Construction In Accepted Space. Tenant shall lease the Accepted Space in its "As Is" condition, without any construction or improvement allowance whatsoever (as well as without any other abatements or concessions), and the construction of improvements in the Accepted Space shall comply with the terms of Article 10 of this Lease.

      E. Formal Documentation/Commencement Date. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein. Landlord and Tenant shall within fifteen (15) days thereafter execute a formal document, acceptable in all respects to Landlord, for the Accepted Space upon the terms and conditions as set forth in the First Offer Notice and this Article. Tenant shall commence payment of the First Offer Rent for the Accepted Space, and the term of the Accepted Space shall commence upon the date of delivery of the Accepted Space to Tenant (the "First Offer Commencement Date") and shall terminate on the date set forth in the First Offer Notice. Except as otherwise stated herein, all other terms and conditions contained in this Lease shall he equally applicable to the Accepted Space,

      F. Termination of Right of First Offer. The rights contained in this Article are personal to the originally named Tenant herein, and may only be exercised by Tenant (and not any assignee, sublessee or other transferee of Tenant's interest in this Lease) if Tenant then occupies the entire Premises. The Right of First Offer granted herein shall terminate as to that particular portion of the First Offer Space upon the failure by Tenant to timely or properly exercise its Right of First Offer with respect to such portion of the

First Offer Space as offered by Landlord. Tenant shall not have the right 10 lease any First Offer Space, as provided in this Article, if, a$ of the date of the attempted exercise of any Right of First Offer by Tenant, or as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease or Tenant has previously been in default under this Lease. Further, notwithstanding anything contained above, Tenant acknowledges and agrees that Tenant shall have no rights whatsoever pursuant to this Article and that Tenant's Right of First Offer shall not be effective at any time where less than three (3) years remain in the initial term of this Lease.

65.   RENEWAL OPTION

A. Provided Tenant is not in default under the Lease beyond any applicable cure period, Tenant will have the option (the "Renewal Option" ) of extending the term of the Lease for (1) additional term of (5) years (the" Renewal Term") at 100% of the market rent by notifing ( the Renewal Notice") Landlord in writing of its Intention to exercise the Renewal Option no later than six (6) months or 180 days prior to the expiration of the original term of the Lease (the "Primary Term"), The terms and conditions of the Renewal Term will be as follows:

      (i) The Renewal Term will commence (the "Renewal Term Commencement Date") immediately upon the expiration of the Primary Term and shall expire at midnight on the last day of the sixtieth (60th) calendar month.

      (ii) The annual Base Rent for the first twelve (12) months of the Renewal Term will be an amount equal to the "Market Rate" (as defined in paragraph B below) for the Premises for such twelve (12) month period, and will increase on the first anniversary of such date, to reflect the increased Market Rate (as defined in paragraph B below) for such period.

      (iii) Except as modified by this Section, all provisions of, and payments under, the Lease will be equally applicable during the Renewal Term, except that (a) there will be no further Renewal Option and (b) Tenant will not be entitled to any further abatement, allowance or other concession whatsoever.

B. "Market Rate", for the purposes of this Article, shall mean the amount of annual Base Rent a tenant in arms length transaction would pay for comparable space in the Building (excluding allowances, abatements and all other concessions) for each twelve (12) month period occurring during the Renewal Term, or if no figures are available, then for comparable space in a similar competitive area. Nothwithstanding the above, however, in no event shall the "Market Rate" for the first twelve (12) months of the Renewal Term (or for any subsequent twelve (12) month period) ever be less than the annual Base Rent payable under this Lease for the last twelve
      (12) months of the Primary Term, and the above limitation shall be applicable whether or not Market Rate Is determined with or without resorting to the arbitration procedure discussed in more detail below. In the event the Landlord and Tenant, acting reasonably and in good faith, cannot mutually agree as to the "Market Rate", for each twelve (12) month period occurring during the Renewal Term within sixty (60) days of Landlord's receipt of Renewal Notice, then, and in that event, the parties agree to submit the matter to arbitration. Such arbitration shall be conducted as follows; Within ten (10) days of delivery of written notice from either party to the other of its intention to arbitrate this matter, each party shall select a licensed real estate appraiser, duly qualified, licensed within the State of Florida for a minimum of five (5) years, having at least five (5) years experience with respect to office leasing in the vicinity of the Building, and recognized as ethical and reputable within his or her field. Such arbitrators shall meet and attempt to reach a mutual agreement as to .said Market Rate for each twelve (12) month period occurring during their Renewal Term (based upon the standard set forth in this subparagraph B above) within thirty (30) days of their appointment. If the arbitrators are unable to reach an agreement for any twelve (12) month period, they shall select a third person who shall also be licensed in a similar manner, whereupon the determination of Market Rent for such period shall be resolved by using the mean of the two closest rental rate determinations for the period. In arriving at their individual determinations of "Market Rent", each arbitrator must consider the standards set forth above- The decisions of the arbitrators shall be binding, the expense of the arbitrator selected by each party shall be borne by the parties selecting same. The cost of the third arbitrator if needed, shall be split equally between the two parties.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal, on the day and year first above written.

                                         "TENANT":
WITNESSES:                               NANOBACLABS. LLC

/s/ Kenneth Schriewer                    By:  /s/ Seth Slocum Jr.
                                              -------------------
Print Name:                              Print Name: Seth Slocum Jr.
                                                    ----------------
                                         Title: Pres  CEO
                                                ----------
                                         Tenant Tax Identification Number:


                                         [Affix Corporate  Seal]
                                         Date Executed by Tenant: April 17, 2002
                                                                  --------------

Note: If Tenant is a corporation, two authorized corporate officers must execute this Lease in their appropriate capacities for Tenant, affixing the corporate seal.

WITNESSES:
Print Name: /s/ Hans Kanath
          -----------------
Print Name: /s/ John Cl
          -----------------

"LANDLORD"

MLK- TAMPA ASSOCIATES, LLC
By: Alliance Commercial Holdings, I, LLC

By: Alliance Commercial Partners, LLC

By: /s/ Larry A. Lance          .
  -------------------------------
Print Name:  Larry A. Lance        .
          --------------------------
                  Its:  Member


Date Executed by Landlord: April 17, 2002
                           ---------------

                                   EXHIBIT "B"
                            LEGAL DESCRIPTION OF LAND
                              TAMPA MEDICAL TOWER.
                                Legal Description

All that certain plot, piece or parcel of land together with the improvements contained thereon lying and being in Tampa, Hillsborough County, Florida, more particularly bounded and described as follows:

From the southwest  comer of the southeast  quarter of the southeast  quarter of
Section 3, Township 29 south, range 18 east, Hillsborough County, Florida,, run east 274.62 feet, along the south boundary of said southeast quarter of the southeast quarter; thence north 40.00 feet to the Point of Beginning; thence north 00 degrees 25 minutes 30 seconds west, 200.00 feet; thenco east 40.26 feet; thence north 329.03 feet; thence north 66 degrees 14 minutes 00 seconds east, 391.51 feet; thence south 00 degrees; 36 minutes 00 seconds west; 686.85 feet; thence west 389.89 feet to Point of Beginning.

Folio Number: 106563.0000



                                       B-l

                                   EXHIBIT "C"

                              RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain and operate, to the best of Landlord's ability, orderly, clean and desirable Premises, Building, common areas and parking facilities for the tenants therein at as economical a cost as reasonably possible and in as efficient a manner as reasonably possible, to assure security for the protection of tenants so far as reasonably possible, and to regulate conduct in and use of said Premises, Building, common areas and parking facilities in such manner as to minimize interference by others in the proper use. of same by Tenant.

1. No sign, picture, advertisement or notice shall be displayed by Tenant on any part of the Premises, or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant by Landlord at Tenant's expense. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation,

3. The Tenant shall not do or permit to be done in or about the Premises, or the Building anything which shall increase the rate of insurance on the Building or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including, but not limited to, using any musical instrument; making loud or unseemly noises; or singing, etc.; nor use the Premises for sleeping, lodging, or cooking by any person at any time except with permission of Landlord. Tenant will be permitted to use for its own employees within the Premises a conventional coffee-maker. No vending machines of any kind will be installed, permitted or used on any part of the Premises. No part of the Building or the Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in the Building, or the Premises without prior written consent of the Landlord in its sole and absolute discretion. No area outside of the Premises shall be used for storage purposes at any time.

4. No bicycles, motorcycles or other motorized vehicles, birds or animals (other than seeing eye dogs) of any kind shall be brought into the Premises or the Building. All vehicles shall be parked only in areas designated therefor by Landlord.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in me Premises or in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant, Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. Tenant shall not install any antenna or aerial wires For radio or television equipment, or any Other type of equipment, inside or outside of the Building.

7. Tenant, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building's parking areas or common areas of the Building, nor shall Tenant distribute any handbills or other advertising matter on automobiles parked in the common areas of [lie Building including but not limited to the parking facility.

8. Only one key for each office in the Premises will be furnished Tenant without charge. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks or mechanisms thereof without the prior written consent of Landlord. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished. Tenant shall pay to Landlord the cost thereof.


                                      C-l

9. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment which Tenant may use in the Premises, No safes, furniture, boxes, large parcels or other kind of freight, shall be taken to or from the Premises or allowed in any elevator, hall or corridor at any time except by permission of and at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of the Building elevator (if any) for the purpose of Iran sporting such articles and such articles may be taken in or out of the Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. In no event shall any weight be placed upon any floor by Tenant so as to exceed 50 pounds per square foot of floor space without prior written approval of Landlord.

10. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Premises and no flammable, combustible, explosive, toxic or other hazardous fluid, chemical or substance shall be brought into the Building or the Premises.

11. The Building shall be open to Tenant, its employees, and business visitors, between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and holidays and on Saturdays between the hours of 7:00 a.m. and 1:00 p.m. Landlord may implement a card access security system to control access during other times. Landlord shall not be liable for excluding any person from the Building during other times, or for admission of any person to the Building at any lime, or for damages or loss for theft resulting therefrom to any person, including Tenant.

12. Unless explicitly permitted by the Lease, Tenant shall not employ any person other than Landlord's contractors and employees for the purpose of cleaning and taking care of the Premises. Only persons authorized by the Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

13. Landlord will not be responsible for loss, theft, disappearance of or damage to any property, equipment, money or any article taken from the Premises or the Building, or the common areas regardless of how or when loss occurs.

14. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept in good condition and repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

15. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside electricians shall be allowed to do work of this kind unless by the written permission of Landlord. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for 'wiring shall be done unless approved by Landlord. The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord in writing and at an agreed cost to Tenant,

16. Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Premises, the Building, or the common areas, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

17. Tenant shall give Landlord prompt notice of all accidents to or defects in (ie air conditioning equipment, plumbing, electric systems or any part or appurtenance of the Premises.

18. There shall not be used in any space, or in the public halls of the Building either by Tenant or by jobbers hired by Tenant or by any delivery service delivering or receiving packages, any hand trucks except those equipped with rubber tires and side guards.

19. The work of Landlord's janitors or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service, In this regard. Tenant shall also empty all glasses, cups and other containers holding any type of liquid whatsoever.

20. In the event Tenant must dispose of crates or boxes, which will not fit into office wastepaper baskets it will be the responsibility of Tenant to contact Landlord to arrange for the disposal of same. In no event shall Tenant set such items in the public hallways or other areas of Building or the common areas.

21. Tenant, its employees, agents and invitees shall observe and obey alt parking and traffic regulations as imposed by Landlord.

22. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building and the common areas are prohibited and Tenant shall cooperate with Landlord to prevent the same.

23. Landlord shall have me right to change the name of the Building and to change the street address of die Building, provided that in the case of a change in the street address. Landlord shall give Tenant not less than 90 days' prior notice of the change, unless the change is required by governmental authority.

24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of me other tenants of the Building.

25. These Rules and Regulations are supplemental to and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease.

26. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and the common areas, and for the preservation of good order therein.

27. Unless Tenant shall have obtained Landlord's prior written consent, no vending machines of any kind will be installed, permitted or used on any part of the Premises. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Premises without prior written consent of the Landlord. No area outside of the Premises shall be used for storage purposes at any time.

                                    EXHIBIT D
                                 WORK AGREEMENT

      In consideration of the mutual covenants and agreements contained in this Lease and in this exhibit D. the Landlord and the Tenant do hereby expressly agree as follows:

      1. Review of Tenant's Plans. The review and approval of Tenant's Plans by Landlord are solely for purposes of determining, in Landlord's sole opinion, whether or not Tenant's Plans are compatible with the function, design, capacity and layout of the mechanical, structural, electrical and plumbing systems, facilities and equipment located in the Building. Landlord shall not be liable in any way whatsoever to the Tenant or to any other person for the performance, design or quality of Tenant's Work, for its failure to comply with applicable legal requirements or for me utility or functional aspects of Tenant's Work.


                                      D-l

                              EXHIBIT D SCHEDULE 1
                               ESTOPPEL STATEMENT

R-E:  Lease Dated:   Amended:
      Landlord:      MLK- TAMPA ASSOCIATES, LLC
      Tenant:        NANOBACLABS, LLC
      Premises:      Suite 850

      As Tenant under the above-referenced Lease, the undersigned hereby acknowledges for the benefit of MLK- Tampa Associates, LLC, which has acquired the property in which the Premises are located, the truth and accuracy of the following statements pertaining to the Lease.

1. Tenant has accepted, is satisfied with, and is in full possession of said Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease.

2. The Lease is in full force and effect, and Tenant is paying tee full rent stipulated in the Lease with no offsets, defenses or claims.

3. Landlord has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

4. Landlord has complied with all of the requirements and conditions precedent to the Commencement of the term of the Lease as specified in the Lease.

5. The fixed annual base rent under the Lease is $___ and no monies have been paid to Landlord in advance of the due date set Forth in the Lease described above, except ____________________________________.

6.    The Lease is for a term of sixty (60) months expiring ________, and Tenant
has  been  in   occupancy   and  paying  rent  since  the  term   commenced   on
________________,

7. No monetary or other considerations, including but not limited to rental concessions by Landlord, tenant improvements in excess of building standard, or Landlord's assumption of prior lease obligations of Tenant, have been granted to Tenant by Landlord for entering into the Lease, except ____________________.

8. The Tenant has not been and is not presently in default under any of the terms, covenants or provisions of the Lease.

9. The Tenant has delivered to Landlord a security deposit in the amount of $_________.

10. Tenant acknowledges (a) that there have been no modifications or amendments to the Lease other than herein specifically stated, (b) it has no notice of a prior assignment, hypothecation or pledge of rents or of the Lease, and (c)he Lease represents the entire agreement between Landlord and Tenant, (d) no prepayment or reduction of rent and no modification, termination, or acceptance of surrender of the Lease will be valid as to Landlord without the consent of Landlord, and (e) notice of the proposed assignment of Landlord's interest in the Lease may be given it by certified or registered mail, return receipt requested, at the Premises, or as otherwise directed below.

                                          TENANT:

                                          NANOBACLABS, LLC

                                          By:____________________________
                                          Title:_________________________
                                          Date:__________________________


(Address to which notices are to be sent to Tenant if other than to the Premises)

__________________________________

__________________________________

__________________________________

                              EXHIBIT D SCHEDULE 2

                         CERTIFICATE AS TO TERM OF LEASE

      WHEREAS, MLK - TAMPA ASSOCIATES, L.LC, a Delaware limited liability company ("Landlord") and NANOBACLABS, LLC ("Tenant") entered into that certain Lease dated ___, 2002 (the "Lease"),

      WHEREAS, Landlord has delivered possession of the Premises pursuant to the Lease;

      WHEREAS, Landlord and Tenant desire to confirm the date the Lease commences the date the Term expires, the dates Base Rent is due during the Term and the Base Year for purposes of the Lease.

      NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

      1. For all purposes of this Certificate, all terms used herein that are defined in the Lease shall have the same meanings ascribed to them in the Lease.

      2. The Term commenced on the ___ day of _____, 2002, and, unless sooner terminated or extended as provided in the Lease, shall expire ___ day of_______, 200_., at 5:00 o'clock p.m.

      3. Tenant has accepted possession of the Premises, including all improvements, additions and alterations to be made by Landlord under the Lease.

      4. The first monthly installment of Base Rental in accordance with the Lease has been paid, and each monthly installment of Base Rental thereafter shall be due and payable on the first (1st) day of each month commencing _______ through and including _______, Accordingly, Base Rental shall be due and payable in the following amounts in accordance with the Lease through the following dates:

DATE                                        MONTHLY INSTALLMENT AMOUNT
----                                        --------------------------

      5.    The Base Year for the Lease shall be the calendar year 2002.

      6. Landlord and Tenant hereby ratify and affirm the Lease and agree the Lease remains in full force and effect in accordance with its term, provided, however, to the extent of any conflict between the Lease and this Certificate, this Lease Certificate shall control.

IN WITNESS WHEREOF, Landlord and Tenant hereby execute this Certificate under seal this ____ day of_____, 2002.



                                    "LANDLORD"

WITNESSES:                          MLK- TAMPA ASSOCIATES, LLC

                                    By: Alliance Commercial Holdings, I, LLC

                                    By: Alliance Commercial Partners, LLC

                                    By:_________________________________________

Print Name:_______________________  Print Name:_________________________________

Print Name:_______________________  Title:______________________________________


                                    Its:  Member

                                    "TENANT":

WITNESSES:                          NANOBACLABS, LLC

                                    By:_________________________________________

Print Name:_______________________  Print Name:_________________________________

                                    Title:______________________________________

Print Name:_______________________
                                    Tenant Tax Identification Number: 59-3715435

Note: If Tenant is a corporation, two authorized corporate officers must execute this Certificate in their appropriate capacities for Tenant, affixing the corporate seal.

                              EXHIBIT D SCHEDULE 3

                                PRELIMINARY PLAN

                                   EXHIBIT "E"

                           PROHIBITED USES 0F PREMISES

      Notwithstanding anything to the contrary contained in the Lease, the Premises shall not be used for or as;

      (a) a school or other school or instructional activities and purposes; a church or other religious activities; a trade association office or facility or to promote any trade association activities or similar purposes; a union office or to promote union activities or purposes; government owned or affiliated office or facility; any pornographic or prurient sex related activity or purpose (such as, but not limited to, an escort or telephone sex service); or

      (b) any office that, by its nature, shall involve operations substantially on a round-the-clock, 24 hour basis; or shall constitute a material additional burden to the services of the Building as compared to normal general office uses for standard building hours and holidays.


                                      E-l

                                   EXHIBIT "F"

                              SPECIAL STIPULATIONS



                                      None

                                   EXHIBIT "G"

                           BUILDING STANDARD SERVICES

      Landlord shall furnish the following services to Tenant during the Term (the "Building Standard Services"):


      (a) Hot and cold domestic water and common-use restrooms and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

      (b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions hereinafter provided, central heat and air-conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. In order to enable the heating and air conditioning system to operate efficiently. Tenant agrees that it will not place within the Premises more than one (1) person per 175 square feet of rentable area. Such heating and air conditioning shall be furnished between 7:00 a.m. and 7:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "Building Operating Hours").

      (c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably denied by Landlord to be in keeping with the first-class standards of the Building.

      (d) Janitor service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the first-class standards of the Building.

      (e) Security services for the Building comparable as to coverage, control and responsiveness (but not necessarily as to means for accomplishing same) to other similarly situated multi-tenant office buildings in the City of Tampa, Florida; provided, however. Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

      (f) Sufficient electrical capacity to operate (I) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 1.25 watts per square Foot of rentable area; and (ii) lighting, provided that the total rated electrical design load for said lighting shall not exceed 1.40 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "Building Standard rated electrical design load").

      Should Tenant's total rated electrical design load exceed the Building Standard rated electrical design load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits. Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers shall be hereinafter referred to as the "additional electrical equipment"). .If the additional electrical equipment is installed because Tenant's low or high voltage rated electrical design, load exceeds the applicable Building Standard rated electrical design load, men a meter shall also be added (at Tenant's expense) to measure the electricity used through the additional electrical equipment.

      The design and installation of any additional electrical equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld) All expenses incurred by Landlord in connection with the review and approval of any additional electrical equipment shall also be reimbursed to Landlord by Tenant, Tenant shall also pay on demand the actual metered cost of electricity consumed through the additional electrical equipment (if applicable), plus any expenses incurred by Landlord in connection with the metering (.hereof.


                                      G-l

      If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by .Landlord (on Tenant's behalf) and Tenant shall pay all design, installation, metering and operating costs relating thereto.

      If Tenant requires that certain areas within Tenant's Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall lie separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

      (g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

      (h) Non-exclusive elevator cab passenger service to the Premises during Building Operating Hours (as hereinabove defined) and cab passenger service to the floor(s) on which the Premises are located twenty-four (24) hours per day (all subject to temporary cessation for ordinary repair and maintenance and during times when life safely systems override normal building operating systems).

      To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, not be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

      The following dates shall constitute "Holidays" as that term is used in tills Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the Tampa, Florida market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Tampa, Florida on account of said holiday shall constitute the Holiday under this Lease Agreement.

                                   EXHIBIT "H"

                        PARKING REGULATIONS FOR PROPERTY

      1. Tenant WILL NOT allow its employees to park vehicles in the designated "Reserved for Visitor Parking" stalls. There will be no parking in any area of the Medical Tower other than those areas clearly marked and defined for parking.

      2. To the extent available. Tenant shall be issued ________ garage parking passes.

      3. Tenant, its employees, agents and invitees will be expected to park their vehicles in an orderly manner within the marked stalls provided.

      4. It is recommended that vehicles be left with "brakes on; doors locked" condition at all times.

      5. No vehicles will be allowed to park in any driveway or in any manner which will interfere with the normal flow of traffic.

      6.    Vehicles parked illegally will be towed at the owner's expense.

      7. Tenant agrees that it will inform all its employees as to the content of these regulations.

      8. Landlord or Landlord's agents and employees shall not be liable to and Tenant hereby waives any and all claims for damage to person or property sustained by Tenant or any person claiming through Tenant resulting .from any accident or occurrence in and upon the parking area.

      9. Landlord shall be entitled to change and collect a monthly sum (as then determined solely by Landlord) for each parking space or parking pass.

                            FIRST AMENDMENT TO LEASE

      THIS FIRST AMENDMENT TO LEASE (this "First Amendment") is dated as of September 1, 2002. The parties to this First Amendment are MLK-TAMPA ASSOCIATES LLC ("Landlord") and NANOBACLABS, LLC ("Tenant").


                                BACKGROUND FACTS

      A. Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated April 17, 2002, whereby Tenant leased certain property located on a portion of the eighth (8th) floor and containing approximately 5,593 rentable square feet commonly referred to as Suite 850 (the "Initially Leased Premises") within an office building (the "Building") identified as and located at 2727 West Martin Luther King Jr. Boulevard within the "Tampa Medical Tower" in Tampa, Florida.

      B. Landlord and Tenant desire (i) to expand the "Premises" (as defined in the Lease) as of the "First Expansion Space Commencement Date" (as defined below) to include an additional 2,121 rentable square feet (the "First Expansion Space"), approximately, located on the first (1st) floor within the Building (which space is more accurately reflected on Exhibit "A" attached hereto and made a part hereof), (ii) to extend the Term of the Lease with respect to the First Expansion Space only (but not with respect to the Initially Leased Premises), and (iii) to otherwise modify the Lease in accordance with the terms and conditions set forth below.


                              TERMS AND CONDITIONS

      NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) paid by Tenant to Landlord and the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by both parties, Landlord and Tenant agree as follows (with capitalized terms not defined in this First Amendment having the same meaning as set forth for such terms in the Original Lease):

      1. Background Facts. The above Background Pacts are true and correct and are hereby incorporated by this reference as if set forth in their entirety.

      2. Acknowledgments and Representations. Tenant hereby acknowledges, agrees and confirms that, except as expressly set forth in this First Amendment:

            (i) Landlord has complied with all of the terms and conditions of the Lease;

            (ii)  no  construction   obligations   remain  to  be  performed  by
Landlord;

            (iii) Tenant has no right to any credit, claim, cause of action, offset or similar charge against Landlord or against Base Rent or any other charges due Landlord under the Lease;

            (iv) Tenant is not entitled to any future rental abatement, concession, credit, reduction or allowance whatsoever;

            (v) except for this First Amendment, the Lease has not been modified in any respect;

            (vi) as of the day immediately proceeding the execution of this First Amendment, the Premises consists of 5,593 rentable square feet located on the eighth (8th) floor of the Building commonly referred to as Suite 850;

            (vii) as of the "First Expansion Space Commencement Date" (as defined below) and continuing until the currently scheduled expiration date of the Lease on May 31, 2007 (the "Current Expiration Date"), the Premises will automatically be deemed expanded to also include and refer to the First Expansion Space (which consists of 2,121 rentable square feet located on the first (1st) floor of the Building as discussed above) so that the Premises will then include a total of 7,714 rentable square feet (and, as of the First Expansion Space Commencement Date and continuing until the Current Expiration Date, all references in the Lease to the Premises shall, collectively, refer to the Initially Leased Premises and the First Expansion Space, subject to any applicable express renewal option); and

            (viii).subject to any applicable express renewal option, as of the Current Expiration Date and continuing until the "First Expansion Space Expiration Date" (as defined below), the Premises will then automatically be deemed to only include and refer to the First Expansion Space (which consists of 2,121 rentable square feet located on the first (1st) floor of the Building, as discussed above) and, as of the Current Expiration Date and continuing until the First Expansion Space Expiration Date, all references in the Lease to the Premises shall then refer only to the First Expansion Space).

      3. Inspection. Tenant acknowledges that it has made a full and complete inspection of the First Expansion Space and is thoroughly familiar with the condition thereof. Tenant shall accept possession and take occupancy of the First Expansion Space on the First Expansion Space Commencement Date in its then "As Is" condition, and the taking of occupancy or possession of the whole or any part of the First Expansion Space by or on behalf of Tenant shall be conclusive evidence, as against Tenant, that at the time such possession or occupancy was so taken, Tenant accepted possession thereof and that the First Expansion Space was in good and satisfactory condition.

      4. First Expansion Space Commencement Date. The "First Expansion Space Commencement Date" shall automatically be deemed to occur on September 1, 2002.

      5. Term. Section l(c) of the Lease is hereby modified so that (i) the "Expiration Date" of the Term of the Lease with respect to the Initially Leased Premises only is reconfirmed to continue to occur at noon on the Current Expiration Date (i.e., on May 31, 2007) and (ii) the Term of the Lease with respect to the First Expansion Space only is defined to commence on the First Expansion Space Commencement Date (as defined in this First Amendment above) and shall expire (the "First Expansion Space Expiration Date") at noon on June 30, 2010.

      6. Base Rent. Section 2 of the Lease is hereby modified by adding the following:


            A. With respect to the Initially Leased Premises, Tenant shall continue to pay Base Rent (and all other sums), and increases on such sums, until the occurrence of the Current Expiration Date (i.e. May 31, 2007) in accordance with the existing terms and conditions of the Lease.

            B. With respect to the First Expansion Space, commencing upon the First Expansion Space Commencement Date and continuing until the scheduled "Expiration Date" of the Term of the Lease with respect to the First Expansion Space on the First Expansion Space Expiration Date (i.e., as set forth in Paragraph 5 of this First Amendment above). Tenant shall also pay to Landlord the following Base Rent amounts (plus all sales and use taxes levied thereon) without deduction, set off, demand or notice, in equal monthly installments, payable in advance on the first day of each month, as follows (which sums are in addition to the payment obligations discussed in the immediately preceding paragraph, as well as all other sums due under the Lease):



PERIOD                                                      ANNUAL BASE     MONTHLY BASE RENT
                                                                RENT
From September 1,2002 through June 30, 2003                      N/A            $3,446.63
(i.e. $19.50 per rentable square foot annum rate)                               per month

From July 1,2003 through June 30, 2004                       $41,359.50         $3,446.63
(i.e. $19.50 per rentable square foot per annum)              per annum         per month

From July 1,2004 through June 30, 2005                       $45,601.50         $3,800.13
(i.e. $21.50 per rentable square foot per annum)              per annum         per month

From July 1,2005 through June 30, 2006                       $46,662.00         $3,888.50
(i.e. $22.00 per rentable square foot per annum)              per annum         per month

From July 1, 2006 through June 30, 2007                      $47,722.50         $3,976.88
(i.e. $22.50 per rentable square foot per annum)              per annum         per month



PERIOD                                                              ANNUAL BASE RENT     MONTHLY BASE RENT

From July 1,2007 through June 30, 2008                                 $48,783.00            $4,065.25
(i.e. $23.00 per rentable square foot per annum)                       per annum             per month

Prom July 1,2008 through June 30, 2009                                 $49,843.50            $4,153.63
(i.e. $23.50 per rentable square foot per annum)                       per annum             per month

From July 1, 2009 through the scheduled expiration date with
respect to the First Expansion Space (i.e. through June 30, 2010)      $50,904.00            $4,242.00
($24.00 per rentable square foot per annum)                            per annum             per month


      If the First Expansion Space Commencement Date does not fall on the first day of a calendar month, the monthly Base Rent with respect to the First Expansion Space due for any such partial month shall be determined by a proration based on a thirty (30) day calendar month for said period, and on the full monthly rental rate which would otherwise be due and payable, for the period from the First Expansion Space Commencement Date to the first day of the first full calendar month thereafter, which sum shall be due and payable on the First Expansion Space Commencement Date.

       Except as modified by this Article, Tenant shall continue to be fully responsible for all Base Rent payments and all other sums and payments as set forth in the Original Lease.

      7. Tenant's Share. Sections l(a) and 3(c) of the Lease are hereby automatically modified as of the First Expansion Space Commencement Date by replacing, where stated, the number "5.43%" and inserting in its place the following: "7.48% (i.e. of which 5.43% is attributable to the Initially Leased Premises and 2.05% is attributable to the First Expansion Space, and which individual percentages shall be utilized where applicable, to the extent the Term differs for the Initially Leased Premises and the First Expansion Space)."

      8. Right Of First Offer. Section 64 of the Lease entitled "Right Of First Offer" has been modified with respect to the space located on the first floor of the building. The "Right of First Offer" space, as modified, is shown on Exhibit "B" attached to this lease. The Right Of First Offer shall be available to Tenant during the term of the Initially Leased Premises only. Tenant's Right of First Offer shall not be effective at any time where less than three (3) years remain in the term of the Initially Leased Premises.

      9. Renewal Option. Section 65 of the Lease entitled "Renewal Option" is hereby modified by adding at the end the following subsection C:

            C. Notwithstanding the above, the parties do hereby acknowledge and confirm that the above Renewal Option is only applicable to Suite 850 (i.e. with respect to the 5,593 rentable square feet initially leased by Tenant) and, as such, all of the applicable terms and references above shall apply solely to such Suite 850 and the "Term" with respect to such Suite 850. In no event shall the above Renewal Option apply to (or be deemed to apply to) the "First Expansion Space" (as such term is defined in the First Amendment To Lease) or any other expansion space (if applicable).

      10. Holdover. Section 19 of the Lease entitled "Holdover" is hereby modified (i) by adding on line 1 before the word "Premises" the words "applicable portion of the," (ii) by adding on line 1 after the word "Term" the words "(as applicable) with respect to the Initially Leased Premises or the First Expansion Space (as such terms are defined in the First Amendment To Lease)," (iii) by adding on line 5 after the word "Term" the words "(as applicable) with respect to the applicable portion of the Premises," and (iv) by adding before the word "Premises" and the word "Term" on line 10 the words "applicable portion of the."

      11. Brokers. Tenant represents and warrants that Tenant has not dealt with any brokers, finders or similar parties with respect to the negotiations and/or terms contained in this First Amendment. Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, damages, liability and expenses, including, but not limited to, reasonable attorneys' fees, including any appellate proceedings, that may arise from any claims or demands of any broker(s), finder(s) or similar party(ies) having dealt with or through Tenant and/or alleging to have dealt with or through Tenant, for any commission alleged to be due by such party in connection with this First Amendment.

      12. RADON. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OP RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN POUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

      13.   Ratification. Tenant hereby represents and warrants to Landlord that
(i) the execution and delivery of this First Amendment has been fully authorized by all necessary corporate action and (ii) the person executing this First Amendment has the requisite authority to do so and has the authority and power to bind Tenant on whose behalf such party has signed.

      14. Conflict. In the event of any conflict between the terms of this First Amendment and the terms of the Original Lease, it is expressly agreed that the terms of this First Amendment shall control. Except as modified, amended or supplemented by the provisions of this First Amendment, all of the terms, obligations and conditions of the Original Lease are hereby ratified and shall remain in full force and effect.

      15. Irrevocable. Once this First Amendment is fully executed by Tenant, Tenant's right to then revoke its signature or execution shall be irrevocable. Further, Landlord and Tenant acknowledge and agree that this First Amendment shall become fully effective and binding upon the parties hereto upon the signing of Landlord and Tenant. The submission of this First Amendment by Landlord shall not be deemed an offer by Landlord and shall not be binding upon Landlord until, and unless, Landlord, in Landlord's sole and absolute discretion, executes this First Amendment.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the day and year first above written.


                                    LANDLORD:

WITNESSES:                          MLK-TAMPA ASSOCIATES, LLC

                                    By:  Alliance Commercial Holdings, I, LLC
                                    By:  Alliance Commercial Partners, LLC

                                    By:   /s/ Larry A Lance
                                        -------------------------------
  /s/ Louise C                      Print Name:  Larry A Lance
-----------------------------                   -----------------------
                                                      Its: Member

 /s/ Joey Beacon
                                    TENANT:

                                    NANOBACLABS, LLC

 /s/ Kenneth Schriewer              By: /s/ Seth Slocum Jr
-----------------------------           ----------------------------------------
                                    Print Name:  Seth Slocum Jr
                                                --------------------------------
                                    Title: Pres. CEO
                                           ----------------------------
                                    Tenant Tax Identification Number: 59-3715435
                                                                      ----------
_/s/ Hans Kanath